Exhibit T3C

GMX RESOURCES INC.,

as the Issuer,

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

and

Collateral Agent

INDENTURE

Dated as of [                    ], 2012

Senior Secured Second-Priority Notes due 2018

CROSS-REFERENCE TABLE

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.8; 7.10
(b)	7.3; 7.8; 7.10; 12.2
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	11.3
(c)	11.3
313(a)	7.6
(b)(1)	N.A.
(b)(2)	7.6
(c)	7.6; 12.2
(d)	7.6
314(a)	4.6; 12.2
(b)	11.5
(c)(1)	11.4; 11.5; 12.4; 12.5
(c)(2)	11.4; 11.5; 12.4; 12.5
(c)(3)	N.A.
(d)	11.6; 12.5
(e)	12.5
(f)	N.A.
315(a)	7.1; 7.2
(b)	7.5; 12.2
(c)	7.1
(d)	6.5; 7.1; 7.2
(e)	6.11
316(a)(last sentence)	2.9
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	9.2
(b)	6.7
(c)	9.4
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	11.1
(b)	N.A.
(c)	11.1

N.A. means Not Applicable

NOTE:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

(Continued)

(Continued)

(Continued)

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Intercreditor Agreement

i

INDENTURE, dated as of [                    ], 2012, among GMX Resources Inc., an Oklahoma corporation (the “Issuer”), and U.S. Bank National Association, as Trustee (the “Trustee”) and as Collateral Agent.

The Issuer has duly authorized the creation of an issue of Senior Secured Second-Priority Notes due 2018 (the “Notes”) and, to provide therefor, the Issuer has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Issuer, and authenticated and delivered under this Indenture, the valid obligations of the Issuer, and to make this Indenture a valid and binding agreement of the Issuer, have been done.

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Notes.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 Definitions.

“2013 Senior Convertible Notes” means the $52.0 million aggregate principal amount of the Issuer’s 5.00% Convertible Senior Notes due 2013 outstanding on the Issue Date.

“2015 Senior Convertible Notes” means the $86.3 million aggregate principal amount of the Issuer’s 4.50% Convertible Senior Notes due 2015 outstanding on the Issue Date.

“2017 Note Liens” means the first-priority perfected Liens securing the 2017 Note Obligations in favor of the 2017 Notes Collateral Agent (subject to “Permitted Liens” as defined in the 2017 Notes Indenture) on the 2017 Notes Collateral.

“2017 Note Obligations” means the obligations of the Issuer under the 2017 Notes, the 2017 Notes Indenture, the 2017 Notes Security Documents and the Intercreditor Agreement, collectively with all related obligations of the Issuer.

“2017 Notes” means the senior secured notes due 2017 issued by the Issuer pursuant to the 2017 Notes Indenture, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities, receivables securitization facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder, alters the maturity thereof or adds Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders or investors.

“2017 Notes Collateral” means substantially all right, title and interest in or to substantially all of the assets and properties now owned or at any time hereafter acquired by the Issuer (including through an “Asset Swap” as defined in the 2017 Indenture), including without limitation 2017 Notes Mortgages on the Issuer’s right, title and interests in certain real property, machinery, systems, equipment, fixtures and appurtenances, subject to customary and other exceptions including, without limitation, restrictions under applicable laws or regulations or contractual obligations.

“2017 Notes Collateral Agent” means the collateral agent with respect to the 2017 Notes.

“2017 Notes Indenture” means the indenture among the Issuer, certain guarantors named therein and U.S. Bank National Association, as trustee and collateral agent, pursuant to which the 2017 Notes were issued.

“2017 Notes Mortgaged Property” means any Property owned by the Issuer or any Restricted Subsidiary that is subject to the 2017 Note Liens.

“2017 Notes Mortgages” means all mortgages, deeds of trust and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the 2017 Note Liens on 2017 Notes Mortgaged Property to secure the 2017 Note Obligations

“2017 Notes Security Documents” means the security documents with respect to the 2017 Notes.

“2017 Notes Trustee” means the trustee with respect to the 2017 Notes Indenture governing the 2017 Notes.

“Additional Assets” means:

(1) any properties or assets (other than Indebtedness and Capital Stock) to be used by the Issuer or a Restricted Subsidiary in the Oil and Gas Business;

(2) capital expenditures by the Issuer or a Restricted Subsidiary in the Oil and Gas Business;

(3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or a Restricted Subsidiary; or

(4) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (3) and (4), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

“Additional Notes” means Notes, in addition to, and having identical terms and conditions (except for a date of original issuance different than the Issue Date) as the Notes issued on the Issue Date, issued pursuant to Article II, including Section 2.1 and Section 2.17.

“Adjusted Consolidated Net Tangible Assets” of a Person means (without duplication), as of the date of determination, the remainder of:

(a) the sum of:

(i) discounted future net revenues from proved oil and gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by the Issuer in a Reserve Report prepared as of the end of the Issuer’s most recently completed fiscal year for which audited financial statements are available, as increased by, as of the date of determination, the estimated discounted future net revenues from

(A) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end Reserve Report, and

(B) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves (including previously estimated development costs Incurred during the period and the accretion of discount since the prior period end) since such year end due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, in each case calculated in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), and decreased by, as of the date of determination, the estimated discounted future net revenues from

(C) estimated proved oil and gas reserves produced or disposed of since such year end, and

(D) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since such year end due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions, in each case calculated on a pre-tax basis and substantially in accordance with SEC guidelines (utilizing the prices for the fiscal quarter ending prior to the date of determination), provided, however, that in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by the Issuer’s petroleum engineers;

(ii) the capitalized costs that are attributable to Oil and Gas Properties of such Person and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on such Person’s books and records as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements;

(iii) the Net Working Capital of such Person on a date no earlier than the date of such Person’s latest annual or quarterly financial statements; and

(iv) the greater of

(A) the net book value of other tangible assets of such Person and its Restricted Subsidiaries, as of a date no earlier than the date of such Person’s latest annual or quarterly financial statement, and

(B) the appraised value, as estimated by independent appraisers, of other tangible assets of such Person and its Restricted Subsidiaries, as of a date no earlier than the date of such Person’s latest audited financial statements;

minus

(b) the sum of:

(i) Minority Interests;

(ii) any net gas balancing liabilities of such Person and its Restricted Subsidiaries reflected in such Person’s latest audited balance sheet;

(iii) to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end Reserve Report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Issuer and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv) the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Volumetric Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of such Person and its Subsidiaries with respect to Dollar-Denominated Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If the Issuer changes its method of accounting from the full cost method of accounting to the successful efforts or a similar method, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Issuer were still using the full cost method of accounting.

“adjusted daily VWAP” means the product of the daily VWAP times 0.75.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and/or Clearstream that apply to such transfer or exchange.

“ASC” means the Financial Accounting Standards Board’s Accounting Standards Codification.

“ASU” means the Accounting Standards Update issued by the Financial Accounting Standards Board.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of the Oil and Gas Business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of (A) shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary), (B) all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary, or (C) any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary (each referred to for the purposes of this definition as a “disposition”), in each case by the Issuer or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction or a joint venture arrangement in which the Issuer or any of its Restricted Subsidiaries contributes assets into such joint venture. For the avoidance of doubt, any dispositions of assets that are Production Payments and Reserve Sales (other than an Excluded VPP) shall be deemed to be Asset Dispositions.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1) a disposition by the Issuer or a Restricted Subsidiary to the Issuer or a Restricted Subsidiary;

(2) the sale of Cash Equivalents in the ordinary course of business;

(3) a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(4) a disposition of damaged, unserviceable, obsolete or worn out equipment or equipment that is no longer necessary for the proper conduct of the business of the Issuer and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

(5) transactions in accordance with Article V;

(6) an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or a Restricted Subsidiary;

(7) for purposes of Section 4.13 only, the making of a Permitted Investment or a Restricted Payment (or a disposition that would constitute a Restricted Payment but for the exclusions from the definition thereof) permitted pursuant to Section 4.10; provided that if any Net Available Cash is received by the Issuer or any Restricted Subsidiary as a result of such Permitted Investment or Restricted Payment, such Net Available Cash is applied in accordance with Section 4.13 as if the assets subject to such Permitted Investment or Restricted Payment had been subject to an Asset Disposition;

(8) a Permitted Asset Swap;

(9) dispositions of assets in any single transaction or series of related transactions that involve assets with a Fair Market Value of less than $1.0 million;

(10) the granting of or realization or enforcement of Permitted Liens; provided that if any Net Available Cash is received by the Issuer or any Restricted Subsidiary as a result of the realization or enforcement of any Permitted Lien, such Net Available Cash is applied in accordance with Section 4.13 as if the assets subject to such realization or enforcement had been subject to an Asset Disposition on the date such Net Available Cash is received by the Issuer or any Restricted Subsidiary;

(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Issuer and its Restricted Subsidiaries;

(13) foreclosure on assets; provided that if any Net Available Cash is received by the Issuer or any Restricted Subsidiary as a result of such foreclosure, such Net Available Cash is applied in accordance with Section 4.13 as if the assets subject to such foreclosure had been subject to an Asset Disposition on the date such Net Available Cash is received by the Issuer or any Restricted Subsidiary;

(14) any Excluded VPP; and

(15) surrender or waiver of contract rights, oil and gas leases, or the settlement, release or surrender of contract, tort or other claims of any kind in the ordinary course of business.

“Asset Disposition Offer” shall have the meaning set forth in Section 4.13(f).

“Asset Swap” means any concurrent purchase and sale or exchange of Oil and Gas Properties between the Issuer or any of its Restricted Subsidiaries and another Person (other than an Unrestricted Subsidiary); provided that any cash received must be applied in accordance with Section 4.13 as if the Asset Swap were an Asset Disposition.

“Authenticating Agent” shall have the meaning provided in Section 2.2.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bakken Collateral” shall have the meaning given to such term in the 2017 Notes Indenture.

“Bakken Proceeds Repurchase” shall have the meaning as set forth in Section 4.13(c)(3)(ii).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief or bankruptcy of debtors.

“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means, as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof or as to any Person that is not a corporation, the board of managers or such other individual or group serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York, Oklahoma City, Oklahoma or Houston, Texas are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an Obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such Obligation will be the capitalized amount of such Obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition (provided that the full faith and credit of the United States is pledged in support thereof) and, at the time of acquisition, having a credit rating of “A” (or the equivalent thereof) or better from either Standard & Poor’s Ratings Services or Moody’s Investors Service, Inc.;

(3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by Standard & Poor’s Ratings Services, or “a2” or the equivalent thereof by Moody’s Investors Service, Inc., and having combined capital and surplus in excess of $500.0 million;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

(5) commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by Standard & Poor’s Ratings Services or “P-2” or the equivalent thereof by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

(6) interests in any investment company or money market fund that invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

“Casualty or Condemnation Event” means any taking under power of eminent domain or similar proceeding and any casualty loss (including as a result of fire, earthquake, tornado, flood, hurricane, landslide, acts of terrorism or any other natural or man-made disaster), in each case, relating to property or other assets that constitute Collateral.

“Change of Control” means:

(1) any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer (or its successor by merger, consolidation or purchase of all or substantially all of its assets);

(2) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors;

(3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4) the adoption by the shareholders of the Issuer of a plan or proposal for the liquidation or dissolution of the Issuer.

“Change of Control Offer” shall have the meaning provided in Section 4.12.

“Change of Control Payment” shall have the meaning provided in Section 4.12.

“Change of Control Payment Date” shall have the meaning provided in Section 4.12.

“Clearstream” means Clearstream Banking, Société Anonyme.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means each item of “Collateral” as defined in the Security Documents.

“Collateral Agent” means the Trustee or a party selected by the Trustee, acting as the collateral agent for the Holders of the Notes and the Trustee under the Security Documents.

“Collateral Proceeds Account” means a deposit account at the Collateral Agent that is subject to a customary control agreement and is pledged as Collateral to secure the Note Obligations pursuant to a Note Lien.

“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person that is customary in the Oil and Gas Business and designed to protect such Person against fluctuation in Hydrocarbon prices.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who: (1) was a member of such Board of Directors on the date of this Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 5555 San Felipe Street, Suite 1150, Houston, TX, 77056, Attention: Corporate Trust Administration, or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer.

“Covenant Defeasance” shall have the meaning set forth in Section 8.1(b).

“Contributed Asset” means any asset or other property (other than cash) that is contributed to the Issuer as a capital contribution or in respect of Equity Interests other than Disqualified Stock.

“Contributed Asset Cash” means, with respect to any Contributed Asset, without duplication, the lesser of (x) the sum of (1) to the extent such Contributed Asset has been converted into cash through an Asset Disposition (which, for the avoidance of doubt, shall not include the use, depletion, sale as inventory or amortization of such Contributed Asset but shall include any Production Payment and Reserve Sale transaction with respect to such Contributed Asset), the Net Available Cash from such Contributed Asset, plus (2) the aggregate amount of Contributed Asset EBITDA generated by such Contributed Asset since the date such Contributed Asset was acquired and (y) the Fair Market Value of the Contributed Asset at the time such Contributed Asset was acquired.

“Contributed Asset EBITDA” of a Contributed Asset, for any period, means, calculated without duplication in respect of any of the items listed below, the operating income or loss (calculated in accordance with GAAP) for such period generated by such Contributed Asset, plus,

(1) without duplication, and to the extent deducted (and not otherwise added back) in calculating such operating income or loss, the depletion, depreciation and amortization expense in respect of such Contributed Asset for such period; less

(2) to the extent included in calculating such operating income or loss and in excess of any costs or expenses attributable thereto that were deducted (and not added back) in calculating such operating income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Volumetric Production Payments; less

(3) to the extent included in calculating such operating income, any amounts not received by the Issuer in cash;

in each case, calculated on a pro forma basis, giving effect to any Asset Disposition of any portion of such Contributed Asset.

“Convertible Notes” means the 2013 Senior Convertible Notes and the 2015 Senior Convertible Notes, in each case, outstanding on the Issue Date.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

“CVS Collateral” shall have the meaning given to such term in the 2017 Notes Indenture.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“daily VWAP” means, for each of the 10 consecutive trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GMXR:US” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of the Issuer’s Common Stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Default Interest Payment Date” shall have the meaning provided in Section 2.12.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6(c) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend.

“Depository” or “DTC” means The Depository Trust Company, its nominees and successors.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) at the option of the Holder of the Capital Stock or upon the happening of any event:

(1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock that is convertible or exchangeable solely at the option of the Issuer or a Restricted Subsidiary); or

(3) is redeemable at the option of the Holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding; provided that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the Holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the Holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that (i) the Issuer may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Issuer with Section 4.12 and Section 4.13 and (ii) such repurchase or redemption will be permitted solely to the extent also permitted in accordance with Section 4.10.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Dollar-Denominated Volumetric Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear S.A./N.V., as operator of the Euroclear system.

“Event of Default” shall have the meaning provided in Section 6.1.

“Excess Proceeds” means amounts deemed to be “Excess Proceeds” and applied as set forth in Section 4.13.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded VPP” means the Production Payment and Reserve Sale pursuant to the Purchase and Sale Agreement, dated as of December 8, 2011, between the Issuer and EDF Trading North America, LLC. Any proceeds from such transaction (or, to the extent otherwise previously used prior to the Issue Date, an equal amount of proceeds from the issuance of the Notes) shall be reinvested as set forth in Section 4.13(k).

“Existing Properties” means existing Oil and Gas Properties of the Issuer and the Restricted Subsidiaries as of the Issue Date or other Oil and Gas Properties relating thereto, complementary thereto or adjacent thereto acquired by the Issuer or the Restricted Subsidiaries after the Issue Date.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Issuer pursuant to a resolution, and if such Fair Market Value is $20.0 million or greater, based on an opinion or appraisal issued by an accounting, valuation, appraisal or investment banking firm of national standing. A certified copy of any resolution in which a determination of Fair Market Value is made shall be delivered by the Issuer in writing to the Trustee, together with a copy of any opinion or appraisal on which such determination is based. Notwithstanding the foregoing, (i) the Fair Market Value of any cash Restricted Payment shall be its face amount and (ii) the Fair Market Value may be determined by the Board of Directors of the Issuer acting in good faith alone, where so expressly stated in this Indenture.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“Global Note” shall have the meaning provided in Section 2.1.

“Global Note Legend” means the legend set forth in Section 2.15(a)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

“Haynesville Collateral” shall have the meaning given to such term in the 2017 Notes Indenture.

“Holder” means a Person in whose name a Note is registered on the registrar’s books.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Incur” means issue, create, assume, guarantee, incur or otherwise become directly or indirectly liable for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication, whether or not contingent):

(1) the principal of and premium (if any) in respect of Indebtedness of such Person for borrowed money;

(2) the principal of and premium (if any) in respect of Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) the principal component of all Obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable, to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such obligation is satisfied within 30 days of payment on the letter of credit);

(4) the principal component of all Obligations of such Person (other than obligations payable solely in Capital Stock that is not Disqualified Stock) to pay the deferred and unpaid purchase price of property (except accrued expenses and trade payables and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto to the extent such obligations would appear as liabilities upon the consolidated balance sheet of such Person in accordance with GAAP;

(5) Capitalized Lease Obligations of such Person to the extent such Capitalized Lease Obligations would appear as liabilities on the consolidated balance sheet of such Person in accordance with GAAP;

(6) the principal component or liquidation preference of all Obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination (as determined in good faith by the Board of Directors of the Issuer) and (b) the amount of such Indebtedness of such other Persons;

(8) the principal component of Indebtedness of other Persons to the extent guaranteed by such Person; and

(9) to the extent not otherwise included in this definition, net Obligations of such Person under Commodity Agreements, Currency Agreements and Interest Rate Agreements (the amount of any such Obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time);

provided, however, that any Indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such Obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the Holders of such Indebtedness, and subject to no other Liens, shall not constitute “Indebtedness.”

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional Obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the Obligation, of any contingent Obligations at such date.

Notwithstanding the preceding, “Indebtedness” shall not include:

(1) Production Payments and Reserve Sales;

(2) any obligation of a Person in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an Oil and Gas Property, in each case not relating to or arising from borrowed money;

(3) any Obligation arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, guarantees, adjustment of purchase price, holdbacks, contingency payment obligations or similar obligations

(other than guarantees of Indebtedness), in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that such Indebtedness is not reflected on the face of the balance sheet of the Issuer or any Restricted Subsidiary;

(4) any Obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

(5) in-kind Obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business; and

(6) all contracts and other Obligations, agreements, instruments or arrangements described in clauses (22), (23), (27)(a) and (29) of the definition of “Permitted Liens.”

In addition, “Indebtedness” of any Person shall include Indebtedness described in the first paragraph of this definition of “Indebtedness” that would not appear as a liability on the balance sheet of such Person if:

(1) such Indebtedness is the Obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture or otherwise liable for all or a portion of the Joint Venture’s liabilities (a “General Partner”); and

(3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a) the lesser of (i) the net assets of the General Partner and (ii) the amount of such Obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Asset Disposition Proceeds” shall have the meaning as provided in Section 4.13(d)(2).

“Initial Asset Proceeds Repurchase” shall have the meaning as provided in Section 4.13(b)(2)(ii).

“Initial Bakken Proceeds” shall have the meaning as provided in Section 4.13(c)(2).

“Initial Niobrara Collateral” shall have the meaning given to such term in the 2017 Notes Indenture.

“Intercreditor Agreement” means the intercreditor agreement executed on the Issue Date, by and among the Issuer, the Collateral Agent and the 2017 Notes Collateral Agent.

“interest” when used with respect to any Note means the amount of all interest accruing on such Note, including any applicable defaulted interest pursuant to Section 2.12.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit and advances or extensions of credit to customers in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments (excluding any interest in a crude oil or natural gas leasehold to the extent constituting a security under applicable law) issued by, such other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1) Permitted Commodity Hedging Obligations and Permitted Other Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2) endorsements of negotiable instruments and documents in the ordinary course of business; and

(3) an acquisition of assets, Capital Stock or other securities by the Issuer or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Issuer.

The amount of any Investment shall not be adjusted for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.

For purposes of the definition of “Unrestricted Subsidiary” and Section 4.10,

(1) “Investment” will include the portion (proportionate to the Issuer’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary (as conclusively determined by the Board of Directors of the Issuer in good faith) at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

“Issue Date” means the first date on which the Notes are issued under this Indenture.

“Issuer” shall have the meaning assigned to such term in the introductory paragraph of this Indenture.

“Issuer’s Common Stock” shall have the meaning as provided in Section 2.12.

“Legal Defeasance” shall have the meaning as provided in Section 8.1.

“Legal Holiday” shall have the meaning as provided in Section 12.7.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Issuer’s Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the Issuer’s Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Issuer’s Common Stock or in any options, contracts or future contracts relating to the Issuer’s Common Stock.

“Maturity Date” means March 2, 2018.

“Minority Interest” means the percentage interest represented by any shares of any class of Capital Stock of a Restricted Subsidiary that are not owned by the Issuer or a Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgaged Property” means any Property owned by the Issuer that is subject to the Note Liens.

“Mortgages” means all mortgages, deeds of trust and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Note Liens on Mortgaged Property to secure the Note Obligations.

“Net Available Cash” from an Asset Disposition or a Casualty or Condemnation Event means cash payments received (including any insurance or other similar cash payments in respect of a Casualty or Condemnation Event and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other Obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition or Casualty or Condemnation Event;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition or Casualty or Condemnation Event, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition or Casualty or Condemnation Event;

(3) all distributions and other payments required to be made to minority interest Holders in Subsidiaries or joint ventures or to Holders of royalty or similar interests as a result of such Asset Disposition or Casualty or Condemnation Event; and

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition or subject to such Casualty or Condemnation Event and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition or Casualty or Condemnation Event;

provided that, (i) to the extent that any assets that are subject to Permitted Commodity Hedging Obligations are subject to an Asset Disposition or Casualty or Condemnation Event, any cash proceeds from the transfer or unwinding of such Permitted Commodity Hedging Obligations shall be included in Net Available Cash, and any payments or deductions from the cash proceeds of such Asset Disposition or Casualty or Condemnation Event in respect of the transfer or unwinding of such Permitted Commodity Hedging Obligations shall be deemed to reduce such Net Available Cash; and (ii) to the extent that any assets are Invested in a Person that is not the Issuer or a Restricted Subsidiary and cash is returned to the Issuer or a Restricted Subsidiary in respect of such Investment, such cash shall be applied as Net Available Cash from an Asset Disposition of such assets Invested.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock or any contribution to equity capital, means the cash proceeds of such issuance, sale or contribution net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Working Capital” means (a) all current assets of the Issuer and its Restricted Subsidiaries except current assets from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, less (b) all current liabilities of the Issuer and its Restricted Subsidiaries, except current liabilities included in Indebtedness and any current liabilities from commodity price risk management activities arising in the ordinary course of the Oil and Gas Business, in each case as set forth in the consolidated financial statements of the Issuer prepared in accordance with GAAP.

“Niobrara Collateral” shall have the meaning given to such term in the 2017 Notes Indenture.

“Non-Recourse Debt” means Indebtedness of a Person:

(1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) no default with respect to which (including any rights that the Holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any Holder of any other Indebtedness of the Issuer or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3) the explicit terms of which provide there is no recourse against any of the assets of the Issuer or its Restricted Subsidiaries.

“Notes” shall have the meaning provided in the preamble to this Indenture.

“Note Documents” means this Indenture, the Notes, the Intercreditor Agreement, the Security Documents, any intercreditor provisions entered into in connection with a Permitted Letter of Credit Facility, a Permitted Commodity Hedging Obligation or a Permitted Other Hedging Obligations and each of the other agreements, documents and instruments executed pursuant thereto, and delivered to the Trustee by or on behalf of the Issuer, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified from time to time in accordance with the provisions of this Indenture and the Intercreditor Agreement.

“Note Liens” means all Liens in favor of the Collateral Agent on Collateral securing the Note Obligations.

“Note Obligations” means the Obligations of the Issuer and any other obligor under this Indenture or any of the other Note Documents, to pay principal and interest (including any interest accruing after the commencement of bankruptcy or insolvency proceedings) when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other Obligations to the Trustee and the Holders under this Indenture and the Notes, according to the respective terms thereof.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“observation period” means the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the relevant Interest Payment Date.

“Offering Circular” means the Offering Memorandum dated August 9, 2012, as thereafter supplemented and amended, relating to the issuance and sale of the Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Issuer.

“Officer’s Certificate” means a certificate signed by an Officer of the Issuer.

“Oil and Gas Business” means: (1) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, liquid natural gas and other hydrocarbon and mineral properties or products produced in association with any of the foregoing; (2) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from such interests or properties and products produced in association therewith and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons; and (3) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (2) of this definition.

“Oil and Gas Properties” means any and all rights, titles, interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature, together with all fixtures and improvements pertaining thereto.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“OID Legend” shall have the meaning as set forth in Section 2.15(a)(iv).

“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Paying Agent” shall have the meaning provided in Section 2.3.

“Permitted Additional Pari Passu Obligations” means all Obligations of the Issuer or any of the Restricted Subsidiaries with respect to any Indebtedness that has been Incurred in accordance with this Indenture that are pari passu with the Note Obligations in right of payment and secured by Liens on the Collateral ranking equal in priority to the Note Liens.

“Permitted Asset Swap” means an Asset Swap, (i) of a producing Oil and Gas Property (or set of properties) for another producing Oil and Gas Property (or set of properties) with a PV-10 Value that is greater than or equal to the PV-10 Value of the property being transferred, (ii) of a non-producing Oil and Gas Property (or set of properties) for any other Oil and Gas Property (or set of properties), or (iii) of a producing Oil and Gas Property (or set of properties containing producing Oil and Gas Properties) for a non-producing Oil and Gas Property (or set of properties containing non-producing Oil and Gas Properties) in the same Basin as the property or properties being transferred. Any assets acquired in a Permitted Asset Swap shall be owned by the Issuer or a Restricted Subsidiary as required by the Security Documents.

“Permitted Bakken Joint Venture” means a joint venture among the Issuer or a Restricted Subsidiary and one or more unaffiliated third parties in respect of the Bakken Collateral, which joint venture is more than 51% owned by the Issuer or the Restricted Subsidiaries and controlled by the Issuer or the Restricted Subsidiaries.

“Permitted Business Activities” means clauses (1) and (2) of the definition of “Oil and Gas Business.”

“Permitted Business Investment” means any Investment (other than an Investment in an Unrestricted Subsidiary) made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business including investments or expenditures for actively exploiting, exploring for, acquiring, developing, producing, processing, gathering, marketing, storing, treating or transporting oil, natural gas or other hydrocarbons and minerals through agreements, transactions, interests or arrangements which permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including:

(1) ownership interests in oil, natural gas, other hydrocarbons and minerals properties, liquid natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests;

(2) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas, other hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, shareholder agreements and other similar agreements (including for limited liability companies) with third parties (including Unrestricted Subsidiaries); and

(3) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Commodity Hedging Obligations” means Obligations of the Issuer or any Restricted Subsidiary with respect to non-speculative transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions), entered into by the Issuer or any Restricted Subsidiary as part of its normal business operations with the purpose and effect of hedging prices as a risk management strategy or hedge against adverse changes in the prices of natural gas or oil (including without limitation commodity price hedges, swaps, caps, floors, collars and similar agreements designed to protect the Issuer or any such Restricted Subsidiary against fluctuations in commodity prices or any option with respect to any such transaction) and not intended primarily as a borrowing of funds, provided that such transactions, at the time of such transaction, giving effect to any other Commodity Agreements then in effect together with such transaction, (i) with respect to projected production of natural gas from undeveloped Oil and Gas Properties by the Issuer and the Restricted Subsidiaries, shall not apply to more than 75% of such projected production of natural gas, (ii) with respect to projected production of oil from undeveloped Oil and Gas Properties by the Issuer and the Restricted Subsidiaries, shall not apply to more than 75% of such projected production of oil, (iii) with respect to projected production of natural gas from existing developed producing Oil and Gas Properties by the Issuer and the Restricted Subsidiaries, shall not apply to more than 100% of such projected production of natural gas and (iv) with respect to projected production of oil from existing developed producing Oil and Gas Properties by the Issuer and the Restricted Subsidiaries, shall not apply to more than 100% of such projected production of oil. Permitted Commodity Hedging Obligations secured by a Lien on all or part of the Collateral must be secured by Liens under the Security Documents or by Liens securing the Senior Obligations, and the secured parties in respect of such Permitted Commodity Hedging Obligations must agree pursuant to applicable intercreditor arrangements or provisions in accordance with clause (7) of the definition of “Permitted Liens” that the Collateral Agent shall control all rights and remedies in respect of such Lien pursuant to the provisions of the Security Documents.

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in:

(1) the Issuer, or any Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is the Oil and Gas Business;

(2) another Person whose primary business is the Oil and Gas Business if as a result of such Investment such other Person becomes a Restricted

Subsidiary or is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3) cash and Cash Equivalents;

(4) receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(5) payroll, commission, travel, relocation and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Issuer or such Restricted Subsidiary not to exceed $2.5 million in the aggregate at any one time outstanding;

(7) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(8) Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with this Indenture, including, without limitation, Section 4.13; provided that such securities or other assets received in an Asset Disposition or an exchange or swap of assets shall be pledged as Collateral under the Security Documents to the extent the assets subject to such Asset Disposition or exchange or swap of assets constituted Collateral, with the Note Liens on such Collateral being of the same relative priority as the Note Liens on the assets disposed of;

(9) Investments in existence on the Issue Date;

(10) Commodity Agreements, Currency Agreements, Interest Rate Agreements and related Permitted Commodity Hedging Obligations and Permitted Other Hedging Obligations, which transactions or obligations are Incurred in compliance with this Indenture;

(11) Guarantees issued by the Issuer or any of its Restricted Subsidiaries;

(12) any Permitted Asset Swap or acquisition of Additional Assets made in accordance with this Indenture, including, without limitation, Section 4.13 other than a transaction involving an Unrestricted Subsidiary; provided that such Additional Assets or securities or other assets received in an Asset Disposition or Permitted Asset Swap shall be pledged as Collateral under the Security Documents to the extent the assets subject to such Asset Disposition or Permitted Asset Swap constituted Collateral, with the Note Liens on such Collateral being of the same relative priority as the Note Liens on the assets disposed of;

(13) Permitted Business Investments in any Person other than the Issuer or a Restricted Subsidiary in an aggregate amount that, when taken together with other Permitted Business Investments then outstanding, do not exceed, at the time such Investment is made, (x) 10.0% of Adjusted Consolidated Net Tangible Assets for Investments made during the first three years after the Issue Date and (y) 15.0% of Adjusted Consolidated Net Tangible Assets for Investments made after the third anniversary of the Issue Date; provided, that: (A) (i) CVS Collateral, (ii) Niobrara Collateral (prior to the date the Initial Niobrara Proceeds have been received and applied in full) and (iii) producing Oil and Gas Properties of the Issuer or a Restricted Subsidiary will not be permitted to be used for “Permitted Business Investments”; (B) Permitted Business Investments in any Person other than the Issuer or a Restricted Subsidiary must be made only in the United States or Canada; (C) any Permitted Business Investment in any Person other than the Issuer or a Restricted Subsidiary must be made at Fair Market Value; and (D) any Asset Disposition by any entity in which a Permitted Business Investment has been made (each, a “PBI Entity”) will be treated as an Asset Disposition by a Restricted Subsidiary (including the provisions applicable to the various categories of assets being disposed of), with the amount of Net Available Cash required to be applied under Section 4.13 being equal to (x) the percentage of the economic benefit in the PBI Entity to which the Issuer and the Restricted Subsidiaries are entitled times (y) the amount of Net Cash Proceeds received by the PBI Entity;

(14) any Person where such Investment was acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(15) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Issuer or any Restricted Subsidiary;

(16) unsecured Guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course in the Oil and Gas Business, including obligations under oil and natural gas exploration, development, joint operating, and related agreements and licenses or concessions related to the Oil and Gas Business;

(17) acquisitions of assets, equity interests or other securities by the Issuer for consideration consisting of common equity securities of the Issuer;

(18) Investments in the Notes; and

(19) any Investment in Endeavor Gathering LLC made during any fiscal year of the Issuer or within 45 days after the end of such fiscal year in amounts that, together with all other Investments made in Endeavor Gathering LLC in respect of such fiscal year in reliance on this clause (19) during such fiscal year or within 45 days after the end of such fiscal year, do not exceed the amount of dividends or distributions previously paid in respect of such fiscal year to the Issuer or any Restricted Subsidiary by Endeavor Gathering LLC.

“Permitted Letter of Credit Facility” means, with respect to the Issuer or any Restricted Subsidiary, one or more debt facilities providing solely for the issuance of letters of credit and the cash collateralization thereof, together with the related documents thereto (including any guarantees and collateral documents, instruments and agreements executed in connection therewith, whether in effect on the Issue Date or entered into thereafter) in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent or agent and lenders or another administrative agent or agents or other lenders).

“Permitted Liens” means, with respect to any Person:

(1) the 2017 Note Liens;

(2) Liens with respect to Indebtedness of the Issuer or the Restricted Subsidiaries represented by letters of credit Incurred pursuant to one or more Permitted Letter of Credit Facilities that (i) consist of set-off rights and do not extend to any assets other than the cash held at the institution providing the letters of credit Incurred under such Indebtedness (which cash shall also be Collateral subject to Note Liens) or (ii) are Liens on the Collateral that rank pari passu in priority with the Note Liens;

(3) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws, social security or old age pension laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits (which may be secured by a Lien) to secure public or statutory obligations of such Person including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (including lessee or operator obligations under statutes, governmental regulations, contracts or instruments related to the ownership, exploration and production of oil, natural gas, other Hydrocarbons and minerals on State, Federal or foreign lands or waters), or deposits of cash or United States government bonds to secure indemnity performance, surety or appeal bonds or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(4) statutory and contractual Liens of landlords and Liens imposed by law, including carriers’, warehousemen’s, mechanics’, materialmen’s and repairmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof and, in the case of Collateral, such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

(5) Liens for taxes, assessments or other governmental charges or claims not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves, if any, required pursuant to GAAP have been made in respect thereof and, in the case of Collateral, such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

(6) Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(7) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties so long as any such survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions do not in the aggregate materially adversely affect the value of the assets of such Person and its Restricted Subsidiaries, taken as a whole, or materially impair their use in the operation of the business of such Person;

(8) Liens securing Permitted Commodity Hedging Obligations, which Liens, to the extent the counterparty under a Permitted Commodity

Hedging Obligation reasonably requires, may be of higher priority than the Note Liens, in which case such Permitted Commodity Hedging Obligation shall become a secured obligation under the Security Documents and the Collateral Agent and Trustee shall enter into intercreditor arrangements or provisions specifying the relative priority of (x) Liens securing Permitted Commodity Hedging Obligations pursuant to this clause (8) and (y) the Note Liens; provided, however, that the Collateral Agent and the Trustee shall not be required to enter into any such intercreditor arrangements or provisions unless and until the Issuer shall have delivered (x) an Officer’s Certificate to the Trustee certifying that (i) such intercreditor arrangements and or provisions are in respect of a “Permitted Commodity Hedging Obligation” in accordance with the definition thereof and (ii) the Liens in respect of such Permitted Commodity Hedging Obligation are “Permitted Liens” in accordance with this clause (8); and (y) an Opinion of Counsel that all conditions precedent to be performed by the Issuer provided for in this Indenture (including this clause (8)) for the Collateral Agent and the Trustee to enter into such intercreditor arrangements have been complied with (which counsel, as to factual matters, may rely on an Officer’s Certificate).

(9) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole;

(10) prejudgment Liens and judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(11) Liens for securing Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case Incurred by the Issuer or any Restricted Subsidiary for the purpose of financing all or any part of the acquisition or purchase price or cost of construction or improvements or carrying costs of property used in the business of the Issuer or such Restricted Subsidiary, and Refinancing Indebtedness Incurred to refinance any of the foregoing Indebtedness; provided that;

(a) such Liens do not encumber any assets (and proceeds thereof) other than those acquired, purchased, constructed or improved with the proceeds of such Indebtedness, or assets affixed or appurtenant thereto; and

(b) such Liens are created within 180 days of the later of the acquisition, purchase or the completion of the construction or improvement of such assets;

(12) Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that:

(a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b) such deposit account is not intended by the Issuer or any Restricted Subsidiary to provide collateral to the depository institution;

(13) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(14) Liens existing on the Issue Date;

(15) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(16) Liens on property at the time the Issuer or any of its Subsidiaries acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Subsidiaries; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than assets or property affixed or appurtenant thereto);

(17) Liens securing Indebtedness or other Obligations of a Subsidiary owing to the Issuer or a Wholly Owned Subsidiary;

(18) Note Liens securing the Notes (and related Note Obligations) Incurred pursuant to Indebtedness represented by (i) the Notes issued on the Issue Date and (ii) any Refinancing Indebtedness Incurred with in respect of any Indebtedness described in this clause (18);

(19) Liens securing other Indebtedness, which Liens shall rank expressly junior in priority to the Note Liens; provided that such Indebtedness may not have any scheduled maturities (including, without limitation amortization payments) or put dates prior to 91 days after the Stated Maturity of the Notes;

(20) any interest or title of a lessor under any operating lease;

(21) Liens in respect of Production Payments and Reserve Sales, which Liens shall relate to the property that is the subject of such Production Payments and Reserve Sales;

(22) Liens arising under farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the Oil and Gas Business and are incurred in the ordinary course of business;

(23) Liens on pipelines or pipeline facilities that arise by operation of law;

(24) deposits made in the ordinary course of business to secure liability to insurance carriers;

(25) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(26) Liens deemed to exist in connection with Investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement and are incurred in the ordinary course of business and not for speculative purposes;

(27) any (a) interest or title of a lessor under any lease, Liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such leases; (b) restriction or encumbrance that the interest or title of such lessor may be subject to (including, without limitation, ground leases or other prior leases of the demised premises, mortgages, mechanics’ liens, tax liens, and easements) or (c) subordination of the interest of the lessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b);

(28) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(29) Liens (other than Liens securing Indebtedness, sale-leaseback arrangements or lease obligations) on, or related to, assets to secure all or part of the costs incurred in the ordinary course of the Oil and Gas Business for the exploration, drilling, development, production, processing, transportation, marketing, storage abandonment or operation;

(30) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(31) Liens arising under this Indenture in favor of the Trustee or the Collateral Agent for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness, provided, however, that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of such Indebtedness;

(32) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 4.10;

(33) Liens in favor of collecting or payer banks having a right of setoff, revocation, or charge back with respect to money or instruments of the Issuer or any Subsidiary of the Issuer on deposit with or in possession of such bank; and

(34) Liens securing Indebtedness of the Issuer or a Restricted Subsidiary incurred to refinance Indebtedness of the Issuer or a Restricted Subsidiary that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder.

In each case set forth above, notwithstanding any stated limitation on the assets that may be subject to such Lien, a Permitted Lien on a specified asset or group or type of assets may include Liens on all improvements, additions and accessions thereto and all products and proceeds thereof (including dividends, distributions and increases in respect thereof).

“Permitted Other Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under (1) interest rate swap agreements

(whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, in each case, other than Permitted Commodity Hedging Obligations.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“principal” of any Indebtedness (including the Notes) means the principal amount of such Indebtedness.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Issuer in consultation with its independent public accountants.

“Production Payments and Reserve Sales” means the grant or transfer by the Issuer or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the Holder of such interest has recourse to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Issuer or a Restricted Subsidiary.

“Property” means, with respect to any Person, any interests of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock, partnership interests and other equity or ownership interests in any other Person.

“PV-10 Value” means, with respect to applicable Oil and Gas Properties of the Issuer and the Restricted Subsidiaries constituting proved reserves, the present value of the estimated net cash flow to be realized from the production of Hydrocarbons from all such Oil and Gas Properties contained in the Reserve Reports discounted at 10 percent.

“Record Date” means the Record Dates specified in the Notes.

“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption, including principal, pursuant to this Indenture and the Notes.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay, extend, prepay, redeem or retire (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall have correlative meanings) any Indebtedness (including Indebtedness of the Issuer that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary, but excluding Indebtedness of a Subsidiary that is not a Restricted Subsidiary that refinances Indebtedness of the Issuer or a Restricted Subsidiary), including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

(1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest, premiums or defeasance costs required by the instruments governing such existing Indebtedness and fees and expenses Incurred in connection therewith); and

(4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced.

“Registrar” shall have the meaning provided in Section 2.3.

“Remaining Asset Disposition Proceeds” shall have the meaning as set forth in Section 4.13(d)(3).

“Remaining Bakken Proceeds” shall have the meaning in Section 4.13(c)(3).

“Reserve Report” means a report setting forth, as of December 31st, the oil and gas reserves attributable to the proved Oil and Gas Properties of the Issuer and the Restricted Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” shall have the meaning set forth in Section 4.10.

“Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which the Issuer’s Common Stock is listed or admitted for trading. If the Issuer’s Common Stock is not so listed or admitted for trading, a “scheduled trading day” means a Business Day

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Senior Liens” means the 2017 Note Liens and the liens securing other Senior Obligations.

“Senior Obligations” means the 2017 Note Obligations, Permitted Commodity Hedging Obligations that are secured by a Permitted Lien ranking higher in priority to the Note Liens, and obligations under any Permitted Letter of Credit Facility that are secured by a Permitted Lien ranking higher in priority to the Note Liens.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Obligation of the Issuer (whether outstanding on the Issue Date or thereafter Incurred) that is contractually subordinated in right of payment (by its terms or the terms of any document or instrument relating thereto), to the Notes.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary (other than in this definition) shall refer to a Subsidiary of the Issuer.

“Successor Issuer” shall have the meaning set forth in Section 5.1.

“S-X 3-16 Exclusion” The exclusion, pursuant to the Security Documents, of any Capital Stock or any other security of a Subsidiary from the Collateral if the pledge of such Capital Stock or other security to secure the Secured Obligations would cause such Subsidiary to be required to file separate financial statements with the Securities Exchange Commission pursuant to Rule 3-16 of Regulation S-X under the Securities Act.

“trading day” means a day on which (i) there is no “market disruption event” and (ii) trading in the Issuer’s Common Stock generally occurs on the New York Stock Exchange or, if the Issuer’s Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Issuer’s Common Stock is then listed or, if the Issuer’s Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Issuer’s Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, a “trading day” means a Business Day.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as in effect on the date of this Indenture; provided that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Officer” means any officer within the Corporate Trust Office including any Vice President, Managing Director, Director, Assistant Vice President, Associate, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine).

“Upstream Restricted Payment” means any dividend, distribution, repayment, prepayment, repurchase, redemption, purchase or other retirement for value of Equity Interests or Subordinated Indebtedness of the Issuer or any of the Restricted Subsidiaries, except for any of the foregoing made to the Issuer or a Restricted Subsidiary.

“Unrestricted Subsidiary” means:

(1) as of the Issue Date, Endeavor Gathering LLC;

(2) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in the manner provided below; and

(3) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not (a) own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary or (b) own or hold Collateral;

(2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3) on the date of such designation, such designation and the Investment of the Issuer in such Subsidiary complies with Section 4.10;

(4) such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Capital Stock of such Person; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(5) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary with terms substantially less favorable to the Issuer than those that might have been obtained from Persons who are not Affiliates of the Issuer.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the Holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of members of such entity’s Board of Directors.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Issuer or another Wholly Owned Subsidiary.

Section 1.2 Incorporation by Reference of TIA. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on this Indenture securities means the Issuer or any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

Section 1.3 Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and words in the plural include the singular;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(6) any reference to a statute, law or regulation means that statute, law or regulation as amended and in effect from time to time and includes any successor statute, law or regulation; provided, however, that any reference to the Bankruptcy Law shall mean the Bankruptcy Law as applicable to the relevant case; and

(7) for the avoidance of doubt, the term “all or substantially all,” when applied to the Collateral, shall not be read to mean “any” of such Collateral as a result of the Issuer or the relevant Subsidiary being in the “zone of insolvency”.

ARTICLE II

THE NOTES

Section 2.1 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or depository rule or usage. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its issuance and shall show the date of its authentication.

The terms and provisions contained in the Notes, a form of which is annexed hereto as Exhibit A, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A (the “Global Note”) attached hereto (including the Global Note Legend thereon). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon). Each Global Note shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

(c) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is limited to $60.0 million. Subject to the foregoing, Additional Notes, which shall be deemed to be Notes, issued after the Issue Date may be created and issued from time to time by the Issuer without other notice to or consent of the Holders and shall be consolidated with and form a single class with the Notes issued on the Issue Date and shall have the same terms as to status, redemption or otherwise as the Notes issued on the Issue Date.

Section 2.2 Execution and Authentication; Aggregate Principal Amount. At least one Officer shall execute the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee manually or by facsimile signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate (i) Notes for original issue on the Issue Date in an aggregate principal amount not to exceed $60.0 million and (ii) Additional Notes, in each case, upon a written order of the Issuer in the form of an Officer’s Certificate. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Notes or Additional Notes and whether the Notes are to be issued as Definitive Notes or Global Notes or such other information as the Trustee may reasonably request. Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Asset Disposition Offers. For the purposes of this Indenture, except where specifically indicated or that context otherwise requires, references to the Notes include Additional Notes, if any. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, the first such written order from the Issuer shall be accompanied by an Opinion of Counsel of the Issuer in a form reasonably satisfactory to the Trustee stating that the issuance of the Additional Notes does not give rise to an Event of Default, complies with this Indenture and has been duly authorized by the Issuer.

The Trustee may appoint an authenticating agent (the “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Issuer or with any Affiliate of the Issuer.

The Notes shall be issuable in fully registered form only, without coupons, in denominations of at least $1,000 and any integral multiples of $1,000 in excess thereof.

Section 2.3 Registrar and Paying Agent. The Issuer shall maintain an office or agency where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional Paying Agent. The Issuer may act as Paying Agent, except that, for the purposes of payments on the Notes pursuant to Sections 4.12 and 4.13, neither the Issuer nor any Affiliate of the Issuer may act as Paying Agent.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee, in advance, of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

The Issuer initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days’ prior written notice to the Issuer.

Section 2.4 Paying Agent To Hold Assets in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of or interest on the Notes (whether such assets have been distributed to it by the Issuer or any other obligor on the Notes), and the

Issuer and the Paying Agent shall notify the Trustee of any Default by the Issuer (or any other obligor on the Notes) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all assets held by it as Paying Agent. Upon distribution to the Trustee of all assets that shall have been delivered by the Issuer to the Paying Agent, the Paying Agent (if other than the Issuer) shall have no further liability for such assets.

Section 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

Section 2.6 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.6, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor Depository or a nominee of such successor Depository. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depository (x) notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Issuer within 120 days or (ii) there shall have occurred and be continuing a Default with respect to the Notes. Upon the occurrence of any of the preceding events in clause (i) or (ii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in clause (i) or (ii) above and pursuant to Section 2.6(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. The transferor of such beneficial interest must deliver to the Registrar either:

(i) both:

(A) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(ii) both:

(A) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (A) immediately above.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. If any holder of a beneficial interest in a Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(g), and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depository and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. A Holder of a Definitive Note may exchange such Note for a beneficial interest in a Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. A Holder of Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of another Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(g) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or at the Registrar’s request.

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.7, 2.10, 3.7, 4.11, 4.12 and 9.5 hereof).

(iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v) Neither the Registrar nor the Issuer shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.2 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.2 hereof.

(ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

(x) To the extent that any Notes are issued at a discount to their stated redemption price at maturity and bear the OID Legend, each group of Notes bearing a given amount of original issue discount shall be treated as a separate series only for purposes of the transfer and exchange provisions of this Section 2.6 and may trade under a separate CUSIP number.

Section 2.7 Replacement Notes. If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, such

Holder must provide an indemnity bond or other indemnity of reasonable tenor, sufficient in the reasonable judgment of the Issuer and the Trustee, to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. Every replacement Note shall constitute an additional obligation of the Issuer.

Section 2.8 Outstanding Notes. Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof and those described in this Section as not outstanding. Subject to the provisions of Section 2.9, a Note does not cease to be outstanding because the Issuer or any of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.7 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

If on a Redemption Date or the Maturity Date the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall be deemed not to be outstanding and interest on them shall cease to accrue.

Section 2.9 Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Issuer or any Subsidiary of the Issuer or an Affiliate of the Issuer or any such Subsidiary shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Issuer shall notify the Trustee, in writing, when, to its knowledge, any of its Subsidiaries, any of its Affiliates or any of its Subsidiaries’ Affiliates repurchase or otherwise acquire Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

Section 2.10 Temporary Notes. Until definitive Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Issuer in the form of an Officer’s Certificate. The Officer’s Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate, upon receipt of a written order of the Issuer pursuant to Section 2.2, definitive Notes in exchange for temporary Notes.

Section 2.11 Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Issuer, shall dispose, in its customary manner, of all Notes surrendered for transfer, exchange, payment, replacement or cancellation. The Trustee shall maintain a record of all cancelled Notes, and certification of the destruction of all cancelled Notes shall be delivered to the Issuer. Subject to Section 2.7, the Issuer may not issue new Notes to replace Notes that they have paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12 Defaulted Interest. The Issuer will pay interest on overdue principal from time to time on demand at a rate of nine percent (9.000%) per annum. The Issuer shall, to the extent lawful, pay interest on any overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at a rate of nine percent (9.000%) per annum. Any such interest on overdue installments of interest must be paid in cash; provided, however, that if paid prior to the second anniversary of the Issue Date, any such interest on overdue installments of interest may be paid in the Issuer’s sole discretion in the form of cash or shares of common stock of the Issuer, par value $.001 per share (the “Issuer’s Common Stock”), including fractional shares, or a combination thereof, with the number of shares of the Issuer’s Common Stock calculated pursuant to Section 2.17. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, and, in the case of a partial month, the actual number of days elapsed.

If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which special record date shall be the fifteenth day next preceding the date fixed by the Issuer for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment (a “Default Interest Payment Date”), and at the same time the Issuer shall deposit with the Trustee an amount of money or shares of the Issuer’s Common Stock equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money or shares of the Issuer’s Common Stock when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section; provided, however, that in no event shall the Issuer deposit monies or shares of the Issuer’s Common Stock proposed to be paid in respect of defaulted interest later than 11:00 a.m., New York City time, on the proposed Default Interest Payment Date. At least 15 days before the subsequent special record date, the Issuer shall mail (or cause to be mailed) to each Holder, as of a recent date selected by the Issuer, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest to be paid. Notwithstanding the foregoing, (a) any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.1(1) shall be paid to Holders as of the regular record date for the Interest Payment Date for which interest has not been paid, and (b) the Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

Section 2.13 CUSIP Number. The Issuer in issuing the Notes may use one or more “CUSIP” numbers, and, if so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of any CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.14 Deposit of Monies or Shares of the Issuer’s Common Stock. Prior to 11:00 a.m., New York City time, on each Interest Payment Date, Maturity Date, Redemption Date and Change of Control Payment Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money or shares of the Issuer’s Common Stock, to the extent permitted by Section 2.17, sufficient to make payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date and Change of Control Payment Date, as the case may be, in a timely manner that permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date and Change of Control Payment Date, as the case may be.

Section 2.15 Legends.

(i) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE,

(II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(ii) OID Legend. To the extent required by Section 1275(c)(1)(A) of the Code, and Treasury Regulation Section 1.1275-3(b)(1), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):

“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH

ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE ISSUER AT GMX RESOURCES, INC., 9400 NORTH BROADWAY, SUITE 600, OKLAHOMA CITY, OK 73114, ATTENTION: TREASURER, AND THE ISSUER WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE.”

Section 2.16 Designation. The Indebtedness evidenced by the Notes is hereby irrevocably designated as “senior secured second-priority indebtedness” or such other term denoting seniority for the purposes of any other existing or future Indebtedness of the Issuer, as the case may be, which the Issuer, as the case may be, makes subordinate to any senior secured second-priority (or such other term denoting seniority) indebtedness of such Person.

Section 2.17 Payment of Interest.

(a) Interest on the Notes will:

(1) compound quarterly;

(2) accrue from the date of issuance of any such Notes or, if interest has already been paid on any such Notes, from the most recent Interest Payment Date;

(3) accrue for such interest period at the rate of 9.0% per annum, payable in arrears;

(4) be payable on each March 2, June 2, September 2 and December 2, commencing March 2, 2013, to Holders of record of the Notes as of the February 16, May 16, August 16 and November 16 immediately preceding the relevant Interest Payment Date; and

(5) be computed on the basis of a 360-day year comprised of twelve 30-day months.

(b) The Issuer, in its sole discretion, may elect to pay all or any portion of an interest payment in the form of cash or shares of the Issuer’s Common Stock (including fractional shares). The Issuer may only elect to pay interest in the form of shares of the Issuer’s Common Stock with respect to an Interest Payment Date that occurs prior to the second anniversary of the Issue Date. Any election to pay interest in the form of shares of the Issuer’s Common Stock shall specify the interest period subject to such election and may only be made by written notice given to the Trustee and the Holders at least 10 Business Days prior to the record date for the interest period for which such election is to be made (the issuance of a press release or the filing of a current report on Form 8-K with the SEC, in each case, relating to such an election, shall be deemed to be written notice given to the Holders).

(c) If the Issuer elects to pay all or any portion of an interest payment in the form of shares of the Issuer’s Common Stock, the number of shares of the Issuer’s Common Stock to be issued in lieu of cash shall be equal to the quotient of (a) the difference between the total amount of such interest payment and the amount of such interest payment paid in cash, divided by (b) the adjusted daily VWAP of a share of the Issuer’s Common Stock for the applicable observation period. Such calculation shall be made by the Issuer and delivered to the Trustee and the Paying Agent.

(d) If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

ARTICLE III

REDEMPTION

Section 3.1 Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Paragraph 5 of the Notes, they shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of the Notes to be redeemed.

The Issuer shall give each notice provided for in this Section 3.1 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officer’s Certificate stating that such redemption shall comply with the conditions contained herein and in the Notes.

Section 3.2 Selection of Notes To Be Redeemed. If less than all of the outstanding Notes are to be redeemed at any time, selection of such Notes, or portions thereof, for redemption will be made by the Trustee either in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed or admitted to trading on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate. No Notes of a principal amount of $1,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the applicable Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption unless the Issuer defaults in the payment thereof.

Section 3.3 Mandatory and Optional Redemption. Except as required under Section 4.12 or 4.13, the Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer may at any time and from time to time purchase Notes in the open market, in privately negotiated transactions or otherwise. The Notes will be redeemable, at the Issuer’s option, in whole or in part at any time and from time to time, upon not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on such Notes, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

Section 3.4 Notice of Redemption. In connection with a redemption pursuant to Section 3.3, at least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed a notice of redemption by first-class mail to each Holder of Notes to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. The Issuer shall provide such notices of redemption to the Trustee at least three Business Days before the intended mailing date.

Each notice of redemption shall identify (including the CUSIP number) the Notes to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and the amount of unpaid accrued interest to be paid;

(3) the name and address of the Paying Agent;

(4) the subparagraph of the Notes pursuant to which such redemption is being made;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus unpaid accrued interest, if any;

(6) that, unless the Issuer defaults in making the redemption payment, interest on Notes or applicable portions thereof called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus unpaid accrued interest as of the Redemption Date, if any, upon surrender to the Paying Agent of the Notes redeemed;

(7) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

(8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Notes.

Section 3.5 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.4, such notice of redemption shall be irrevocable, and Notes called for redemption shall become due and payable on the Redemption Date and at the Redemption Price plus unpaid accrued interest to, but not including such Redemption Date, if any. Upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus unpaid accrued interest thereon to the Redemption Date, but installments of interest, the maturity of which is on or prior to the Redemption Date, shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes. Interest shall accrue on or after the Redemption Date and shall be payable only if the Issuer defaults in payment of the Redemption Price or accrued interest.

Section 3.6 Deposit of Redemption Price. On or before the Redemption Date and in accordance with Section 2.14, the Issuer shall deposit with the Paying Agent U.S. Legal Tender or shares of the Issuer’s Common Stock (to the extent permitted by Section 2.17) sufficient to pay the Redemption Price plus unpaid accrued interest of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any U.S. Legal Tender or shares of the Issuer’s Common Stock so deposited that are not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article VII.

Unless the Issuer fails to comply with the preceding paragraph and defaults in the payment of such Redemption Price plus unpaid accrued interest, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

Section 3.7 Notes Redeemed in Part. Upon surrender of a Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Note or Notes equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE IV

COVENANTS

Section 4.1 Payment of Notes.

(a) The Issuer shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.

(b) An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Issuer or any of its Affiliates) holds, prior to 11:00 a.m., New York City time, on that date U.S. Legal Tender or shares of the Issuer’s Common Stock (to the extent permitted by Section 2.17) designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or the Notes.

(c) Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments under this Indenture.

Section 4.2 Maintenance of Office or Agency. The Issuer shall maintain the office or agency required under Section 2.3. The Issuer shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

Section 4.3 Organizational Existence. Except as otherwise permitted by Article V, the Issuer shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its organizational existence and the organizational existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Issuer and each such Restricted Subsidiary; provided, however, that the Issuer shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Issuer shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole.

Section 4.4 Payment of Taxes and Other Claims. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Issuer or any of its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

Section 4.5 Maintenance of Properties and Insurance.

(a) The Issuer shall, and shall cause each of the Restricted Subsidiaries to, maintain all properties used or useful in the conduct of its business in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.5 shall prevent the Issuer or any of the Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is (i) in the ordinary course of business pursuant to customary business terms or (ii) in the good faith judgment of the respective Boards of Directors or other governing body of the Issuer or Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

(b) The Issuer shall provide or cause to be provided, for itself and each of the Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Issuer, are adequate and appropriate for the conduct of the business of the Issuer and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America, Canada or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Issuer, for companies similarly situated in the industry. Within 30 days after the date hereof, the Issuer shall furnish to the Collateral Agent policies or certificates of insurance covering the Collateral and other assets of the Issuer. Each policy shall: (i) reflect the Collateral Agent, for its benefit and the benefit of the Holders, as additional insured and loss payee and mortgagee and shall otherwise bear endorsements to such effect; (ii) contain an agreement by the insurer, if available at reasonable cost, not to cancel, amend, materially reduce the amount or materially change the coverage under the policy without giving the Collateral Agent at least thirty (30) days prior written notice of its intention to do so and (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause. The Issuer shall furnish or cause to be furnished to the Collateral Agent from time to time, and in no event less than once per calendar year, a compliance certificate from an independent third-party insurance consultant with experience in the Oil and Gas Business certifying that (i) the insurance with respect to the Collateral is in full force and effect and (ii) that it fully complies with requirements that are customary in the Oil and Gas Business. In the event the Issuer should, for any reason whatsoever, fail to keep the Collateral or any part thereof so insured or fail to furnish to the Collateral Agent such compliance certificate, then the Collateral Agent, if it so elects, may itself have such insurance effected in such amounts and in such companies as it may deem proper and may pay the premiums therefor and the Issuer shall reimburse the Collateral Agent upon demand for the amount of the premiums paid, together with interest thereon until paid at a rate equal to the rate of interest charged on the principal of the Notes plus one percent (1%). The Collateral Agent shall not be responsible for the solvency of any company issuing any insurance policy, whether or not selected or approved by it, or for the collection of any amounts due under any such policy, and shall be responsible and accountable only for such money as may be actually received by the Collateral Agent. The Issuer shall promptly notify the Collateral Agent if any portion of the Collateral in excess of $1,500,000 is physically damaged, destroyed or condemned; provided that the foregoing shall not include damages to wells or well bores or in Oil and Gas Properties incurred in the ordinary course of business of drilling or producing such properties in an aggregate amount of less than $5,000,000. The Issuer shall promptly further notify the Issuer’s insurance company and submit an appropriate claim and proof of claim to the insurance company if such a casualty or accident occurs. In the event of any loss under any of such policies, the Collateral Agent shall pay the net proceeds thereof to the Issuer, either wholly or in part, unless an Event of Default has occurred an is continuing, in which event the Collateral Agent may hold the net proceeds as additional Collateral or pay the net proceeds to the Issuer under such conditions as the Collateral Agent may determine to enable the Issuer to repair or restore the Collateral.

Section 4.6 Compliance Certificate; Notice of Default.

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each of its fiscal years, an Officer’s Certificate (provided, however, that the signatory to each such Officer’s Certificate must state that he or she is the Issuer’s principal executive officer, principal financial officer or principal accounting officer), as to such Officers’ knowledge, without independent investigation, of the Issuer’s compliance with all conditions and covenants under this Indenture (without regard to any period of grace or requirement of notice provided under this Indenture) and in the event any Default under this Indenture exists, such Officers shall specify the nature of such Default. Each such Officer’s Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end.

(b) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy under this Indenture with respect to a claimed Default under this Indenture or the Notes, the Issuer shall deliver to the Trustee, at its address set forth in Section 12.2 hereof, by registered or certified mail or by facsimile transmission followed by hard copy by registered or certified mail an Officer’s Certificate specifying such event, notice or other action within 30 days of the occurrence thereof.

Section 4.7 Compliance with Laws. The Issuer shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its respective businesses and the ownership of its respective properties, except for such noncompliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Issuer and the Restricted Subsidiaries taken as a whole.

Section 4.8 Reports to Holders. The Issuer shall comply with the reporting obligations set forth under Section 314(a) of the TIA.

Section 4.9 Waiver of Stay, Extension or Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.10 Limitation on Restricted Payments. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any payment or distribution on or in respect of the Issuer’s Capital Stock (including any payment or distribution in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) except:

(a) dividends or distributions by the Issuer payable solely in Capital Stock of the Issuer (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Issuer; and

(b) dividends or distributions payable to the Issuer or a Restricted Subsidiary and if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to minority shareholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) so long as the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

(2) purchase, redeem, defease, retire or otherwise acquire for value any Capital Stock of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or a Restricted Subsidiary (other than in exchange for Capital Stock of the Issuer (other than Disqualified Stock));

(3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, the principal amount (including, without limitation, any accreted principal amount, interest paid in kind or accreted interest) of any Subordinated Obligations, except a payment of interest or principal at the Stated Maturity thereof (excluding (a) any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries or (b) the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition);

(4) pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Issuer or any of its Wholly Owned Subsidiaries or (b) dividends or distributions made by a Restricted Subsidiary on a pro rata basis to all Holders of such Capital Stock of such Restricted Subsidiary); or

(5) make any Restricted Investment in any Person;

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (5) shall be referred to herein as a “Restricted Payment”).

The provisions of the preceding paragraph will not prohibit (so long as no Default or Event of Default has occurred and is continuing after giving effect to the relevant Restricted Payment, in the case of clause (a), (b), (c), (d) or (i) below):

(a) Restricted Payments (i) made from the Net Cash Proceeds received by the Issuer from an issuance or sale of, Equity Interests that are not Disqualified Stock; provided, however, that such Restricted Payment, when taken together with all prior Restricted Payments made under this item (i) since the Issue Date, shall not exceed the aggregate of such Net Cash Proceeds received by the Issuer since the Issue Date or (ii) that are made through the substantially concurrent issuance by the Issuer of Equity Interests that are not Disqualified Stock in exchange for Capital Stock or Subordinated Obligations of the Issuer;

(b) Restricted Payments of up to the Fair Market Value of any Contributed Asset received by the Issuer or a Subsidiary of the Issuer since the Issue Date; provided, however, that (i) such Restricted Payment, when taken together with all prior Restricted Payments made with respect to such Contributed Asset under this clause (b), shall not exceed the Fair Market Value of such Contributed Asset, and (ii) if such Restricted Payment is an Upstream Restricted Payment, such Restricted Payment, when taken together with all prior Upstream Restricted Payments made with respect to such Contributed Asset, shall not exceed the aggregate amount of Contributed Asset Cash received by the Issuer or a Subsidiary of the Issuer from such Contributed Asset since the date of acquisition of such Contributed Asset;

(c) [RESERVED];

(d) [RESERVED];

(e) dividends paid or distributions made within 60 days after the date of declaration if at such date of declaration such dividend or distribution would have complied with this Section 4.10; provided, however, that for purposes of clarification, this clause (e) shall not include cash payments in lieu of the issuance of fractional shares included in clause (h) below;

(f) repurchases, redemptions or other acquisitions or retirements for value of Capital Stock deemed to occur upon the exercise of stock options, warrants, rights to acquire Capital Stock or other convertible securities if such Capital Stock represents a portion of the exercise or exchange price thereof, and any repurchases, redemptions or other acquisitions or retirements for value of Capital Stock made in lieu of withholding taxes in connection with any exercise or exchange of warrants, options or rights to acquire Capital Stock or vesting of restricted Capital Stock;

(g) payments or distributions to dissenting shareholders pursuant to applicable law or in connection with the settlement or other satisfaction of legal claims made pursuant to or in connection with a consolidation, merger or transfer of assets; provided, however, that any payment pursuant to this clause (g) shall be included in the calculation of the amount of Restricted Payments;

(h) cash payments in lieu of the issuance of fractional shares; provided, however, that any payment pursuant to this clause (h) shall be excluded in the calculation of the amount of Restricted Payments; and

(i) the declaration and payment of dividends or distributions to holders of the Issuer’s 9.25% Series B Cumulative Preferred Stock in accordance with the terms thereof in effect on the Issue Date; provided, however, that for purposes of clarification, this clause (i) shall not include cash payments in lieu of the issuance of fractional shares included in clause (h) above.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. Not later than the date of making any Restricted Payment, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.10 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

For the avoidance of doubt, the Issuer and its Restricted Subsidiaries shall not directly or indirectly make any Upstream Restricted Payment by means of Investments.

The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For the purpose of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this Indenture and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

Section 4.11 Payments for Consents. Neither the Issuer nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Section 4.12 Change of Control. If a Change of Control occurs at a time when there are no 2017 Notes outstanding, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.3, each Holder will have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

Within 30 days following any Change of Control, unless the Issuer has previously or concurrently exercised its right to redeem all of the Notes pursuant to Section 3.3, the Issuer will mail a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:

(1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant Interest Payment Date) (the “Change of Control Payment”);

(2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date the Change of Control Offer is mailed) (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the Change of Control Offer at the address specified in the Change of Control Offer prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; provided that the unpurchased portion of the Notes must be equal to $1,000 or an integral multiple of $1,000 in excess thereof; and

(8) the procedures determined by the Issuer, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes (of at least $1,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not properly withdrawn; and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The paying agent will promptly mail or wire transfer to each Holder properly tendered and not properly withdrawn the Change of Control Payment for such Notes (or, if all of the Notes are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable to Holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described above will apply whether or not any other provisions of this Indenture apply. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, or compliance with the Change of Control provisions of this Indenture would constitute a violation of any such laws or regulations, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of its compliance with such securities laws or regulations.

Section 4.13 Limitation on Sales of Assets and Subsidiary Stock and Collateral Dispositions.

(a) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition), of the shares and assets subject to such Asset Disposition.

(b) The Issuer will not , and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition of the CVS Collateral or the Initial Niobrara Collateral unless:

(1) 100% of the consideration received by the Issuer or such Restricted Subsidiary, as the case may be, from such Asset Disposition is in the form of cash or Cash Equivalents, or any combination thereof;

(2) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied within 365 days after receipt thereof;

(i) to invest in Additional Assets used or to be used in Permitted Business Activities (but not to acquire additional acreage) in respect of Existing Properties; or

(ii) to repurchase or retire all or a portion of the notes of any series of Convertible Notes at a discount (an “Initial Asset Proceeds

Repurchase”), so long as the aggregate amount of Net Available Cash applied in Initial Asset Sale Proceeds Repurchases and Bakken Proceeds Repurchases and from the proceeds of an Excluded VPP does not exceed $10.0 million since the Issue Date; and

(3) to the extent 100% of the Net Available Cash from such Asset Disposition has not been applied in accordance with clause (2) above, such Net Available Cash shall be deemed to be “Excess Proceeds”, which shall be applied as specified in paragraph (f) below.

(c) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition of the Bakken Collateral unless:

(1) 100% of the consideration received by the Issuer or such Restricted Subsidiary, as the case may be, from such Asset Disposition is in the form of cash or Cash Equivalents, or any combination thereof;

(2) an amount equal to 50% of the Net Available Cash from such Asset Disposition (the “Initial Bakken Proceeds”) shall be deemed, immediately upon receipt by the Issuer or any Restricted Subsidiary, to be “Excess Proceeds”, which shall be applied within 30 days after receipt thereof to make an Asset Disposition Offer in accordance with paragraph (f) below;

(3) an amount equal to the remaining Net Available Cash from such Asset Disposition other than the Initial Bakken Proceeds (the “Remaining Bakken Proceeds”) is applied within 365 days after receipt thereof:

(i) to invest in Additional Assets used or to be used in Permitted Business Activities (but not to acquire additional acreage) in respect of Existing Properties; or

(ii) to repurchase or retire all or a portion of the notes of any series of Convertible Notes at a discount (a “Bakken Proceeds Repurchase”), so long as the aggregate amount of Net Available Cash applied in Initial Asset Sale Proceeds Repurchases and Bakken Proceeds Repurchases and from the proceeds of an Excluded VPP does not exceed $10.0 million since the Issue Date; and

(4) to the extent the Remaining Bakken Proceeds from such Asset Disposition have not been applied in accordance with clause (3) immediately above, such Remaining Bakken Proceeds shall be deemed to be “Excess Proceeds”, which shall be applied as specified in paragraph (f) below.

(d) The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition of any assets other than the CVS Collateral, the Initial Niobrara Collateral or the Bakken Collateral unless:

(1) 75% of the consideration received by the Issuer or such Restricted Subsidiary, as the case may be, from such Asset Disposition is in the form of cash or Cash Equivalents, or any combination thereof;

(2) an amount equal to 75% of the Net Available Cash from such Asset Disposition (the “Initial Asset Disposition Proceeds”) shall be deemed, immediately upon receipt by the Issuer or any Restricted Subsidiary, to be “Excess Proceeds”, which shall be applied within 30 days after receipt thereof to make an Asset Disposition Offer in accordance with paragraph (f) below;

(3) an amount equal the remaining Net Available Cash from such Asset Disposition other than the Initial Asset Disposition Proceeds (the “Remaining Asset Disposition Proceeds”) is applied within 365 days after receipt thereof:

(i) to invest in Additional Assets used or to be used in Permitted Business Activities (but not to acquire additional acreage) in respect of Existing Properties; or

(ii) to permanently prepay, repay, redeem or purchase Indebtedness of the Issuer under a Permitted Letter of Credit Facility or any other Indebtedness of the Issuer or a Restricted Subsidiary (other than Subordinated Obligations, or Indebtedness owed to the Issuer or any of its Affiliates); and

(4) to the extent the Remaining Asset Disposition Proceeds from such Asset Disposition have not been applied in accordance with clause (3) immediately above, such Remaining Asset Disposition Proceeds shall be deemed to be “Excess Proceeds”, which shall be applied as specified in paragraph (f) below.

(e) Any Net Available Cash from a Casualty or Condemnation Event with respect to any Collateral shall be applied as if such Collateral were part of the CVS Collateral and subject to an Asset Disposition, as provided in clauses (2)(i) and (3) of paragraph (b) above.

(f) When the aggregate amount of Excess Proceeds exceeds $10.0 million and there are no 2017 Notes outstanding, the Issuer shall make an offer (an “Asset Disposition Offer”) to all Holders of Notes and to the holders of any Permitted Additional Pari Passu Obligations containing provisions similar to those set forth in this Indenture with respect to asset dispositions to purchase the maximum principal amount of Notes and Permitted Additional Pari Passu Obligations (plus all accrued interest and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased out of the Excess Proceeds. The offer price in any Asset Disposition Offer will be equal to 103% of the principal amount, plus accrued and unpaid interest to, but not including the date of purchase, and will be payable in cash. If the aggregate principal amount of Notes and Permitted Additional Pari Passu Obligations

tendered into such Net Proceeds Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and Permitted Additional Pari Passu Obligations on a pro rata basis with such adjustments as may be needed so that only Notes in minimum amounts of $1,000 and integral multiples of $1,000 will be purchased. Upon completion of each Asset Disposition Offer, the amount of Excess Proceeds will be reset at zero (and to the extent such Excess Proceeds are held in the Collateral Proceeds Account, such Net Proceeds shall be released to the Issuer).

(g) Any Net Available Cash received in an Asset Disposition that are to be applied pursuant to paragraph (c)(2) or (d)(2) above shall be held in the Collateral Proceeds Account. Any other Net Available Cash received in an Asset Disposition or Casualty or Condemnation Event shall be held in a deposit account that is subject to a perfected Note Lien. Any assets acquired with Net Available Cash from an Asset Disposition or Casualty or Condemnation Event in respect of Collateral shall be pledged by the Issuer as Collateral to secure the Note Obligations under a Note Lien. To the extent that the aggregate amount of Notes validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the amount of Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture; provided that, to the extent such Excess Proceeds were generated from an Asset Disposition or Casualty or Condemnation Event with respect to CVS Collateral, Initial Niobrara Collateral or producing Oil and Gas Properties, such remaining Excess Proceeds may only be used for Permitted Business Activities in respect of Existing Properties or Oil and Gas Properties in the basins in which the Existing Properties are located. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(h) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Disposition Offer provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Disposition Offer provisions of this Indenture by virtue of such compliance.

(i) For purposes of the covenant described above (x) any Additional Notes shall be deemed to be Notes and not Permitted Additional Pari Passu Obligations and (y) the Net Available Cash attributable to the sale of Collateral consisting of Equity Interests of a Person that is not a Restricted Subsidiary shall be deemed to be equal to the equity value of such Equity Interests.

(j) For the purposes of clause (1) of paragraphs (b), (c) and (d) of this Section 4.13, the following will be deemed to be cash or Cash Equivalents:

(1) the assumption by the transferee of Indebtedness of the Issuer or Indebtedness of a Restricted Subsidiary (other than Subordinated Obligations) and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, in which case such amount of Indebtedness shall not be deemed to be Net Available Cash for purposes of this Section 4.13; and

(2) the amount of securities, notes or other obligations received by the Issuer or any Restricted Subsidiary from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 90 days after receipt thereof (to the extent of the cash actually so received).

(k) Any proceeds from an Excluded VPP shall be reinvested in Additional Assets used or to be used in Permitted Business Activities (i) in respect of Existing Properties, (ii) in respect of other producing Oil and Gas Properties being acquired or acquired by the Issuer or a Restricted Subsidiary (but, in either case, not to acquire additional acreage) or (iii) as provided in clauses (b)(2)(ii) and (c)(3)(ii) above.

(l) Any joint venture or similar transaction entered into by the Issuer or any Restricted Subsidiary in respect of the Bakken Collateral must be a Permitted Bakken Joint Venture.

Section 4.14 Liens. The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (except Permitted Liens) that secures any Indebtedness on any asset or property of the Issuer or such Restricted Subsidiary.

Section 4.15 Impairment of Security Interest; Liens on Additional Property. The Issuer shall not take or omit to take any action that would adversely affect or impair in any material respect the Note Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Security Documents, the Intercreditor Agreement or this Indenture. The Issuer shall not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than the Notes or other Indebtedness. The Issuer shall, at its sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the Note Obligations intended to be secured. The Issuer shall, at its sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Note Liens at such times and at such places as the Collateral Agent or the Trustee may reasonably request.

The Issuer will deliver to the Trustee the Reserve Report and an Officer’s Certificate not later than April 1 in each calendar year while the Notes are outstanding certifying that the Collateral includes Oil and Gas Properties representing 100% of the total PV-10 Value of the Issuer’s proved Oil and Gas Properties located in the United States as reflected in the most recent available annual Reserve Report (which shall use pricing assumptions consistent with SEC guidelines), or to the extent such Oil and Gas Properties represent less than such percentage, certify that it will promptly put in place

Note Liens sufficient to increase such percentage to 100% with the Issuer using reasonable commercial efforts to correct any shortfall within 90 days. To the extent that any Oil and Gas Properties constituting Collateral are released from the Note Liens and are then assigned to Persons other than the Issuer, any reserves attributable to such Oil and Gas Properties shall be deemed excluded from such Reserve Report for the purpose of determining whether such 100% requirement is met after giving effect to such release.

At or prior to the time that the Issuer is required to deliver to the Trustee an Officer’s Certificate in compliance with the preceding paragraph, the Issuer will deliver:

(a) to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages or amendments and supplements to existing Mortgages, duly executed by the Issuer, in form and substance reasonably satisfactory to the Collateral Agent (together with evidence of the completion, or satisfactory arrangements for the completion, of all recordings and filings of such instruments) as may be necessary to create a valid, perfected Note Lien (subject to no Lien other than Permitted Liens) on such Oil and Gas Properties, as may be required in order to make the certification in such Officer’s Certificate true and correct; and

(b) such legal opinions concerning the authorization, execution and delivery of such Mortgages, amendments or supplements, and the enforceability and recording thereof, as are reasonably satisfactory to the Collateral Agent.

ARTICLE V

SUCCESSOR CORPORATION

Section 5.1 Merger, Consolidation and Sale of Assets. (a) The Issuer will not consolidate with or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or convey, transfer or lease all or substantially all its assets in one or more related transactions to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Issuer”) will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States of America or the District of Columbia and the Successor Issuer (if not the Issuer) will expressly assume by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Note Documents, and the Successor Issuer shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdiction as may be required by applicable law to preserve and protect the Note Lien on the Collateral pledged by or transferred to such Person, together with the financing statements and comparable documents as may be required to perfect any security interests in such Collateral, which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions, in each case in a form reasonably satisfactory to the Trustee; provided, that if the Successor Issuer is not a corporation, such Successor Issuer shall form a corporate co-issuer for the Notes, which shall assume all Note Obligations of the Issuer;

(2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Issuer or any Subsidiary of the Successor Issuer as a result of such transaction as having been Incurred by the Successor Issuer or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up, conveyance, transfer or lease and such supplemental indenture (if any) comply with this Indenture.

(b) For purposes of this Section 5.1, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(c) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to, the Issuer and the Issuer may consolidate with, merge into or transfer all or part of its properties and assets to, a Wholly Owned Subsidiary, and the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another jurisdiction; provided that, in the case of a Restricted Subsidiary that consolidates with, merges into or transfers all or part of its properties and assets to, the Issuer, the Issuer will not be required to comply with the preceding clause (3).

Section 5.2 Successor Entity Substituted. Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with Section 5.1, in which such Issuer is not the continuing entity, the successor Person formed by such consolidation or into which such Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture, the Notes, the Intercreditor Agreement and the Security Documents with the same effect as if such surviving entity had been named as such, and the predecessor Person, except in the case of a lease of all or substantially all its assets, will be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE VI

REMEDIES

Section 6.1 Events of Default. An “Event of Default” means any of the following events:

(1) default in any payment of interest on any Note when due, continued for 30 days;

(2) default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3) failure by the Issuer to comply with its obligations under Section 5.1;

(4) failure by the Issuer to comply within 30 days after notice as provided below with any of its obligations under Sections 4.9, 4.10, 4.12, 4.13, 4.14 or 4.15 above (in each case, other than a failure to purchase Notes that will constitute an Event of Default under clause (2) above and other than a failure to comply with Article V, which is covered by clause (3) above);

(5) failure by the Issuer or any Restricted Subsidiary to comply within 60 days after notice as provided below with any other covenants in the Note Documents;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Issuer or any of its Restricted Subsidiaries), other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (and any extensions of any grace period) (“Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(7) (a) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law: (i) commences a voluntary case, application, petition, compromise, voluntary arrangement, scheme of arrangement, moratorium, liquidation, administration, or receivership or other proceeding, (ii) consents to the entry of an order for relief against it in an involuntary case, application, petition or other proceeding, (iii) consents to the appointment of a custodian, receiver, receiver-manager, administrative receiver, administrator or liquidator of it or for all or substantially all of its property, (iv) makes a general assignment for the benefit of its creditors or a moratorium or similar arrangement is declared or instituted with its creditors, (v) generally is not paying its debts as they become due; or admits in writing its inability to pay its debts as such debts become due or its directors or other officers request the appointment of, or give notice of their intention to appoint, a receiver, receiver manager, administrative receiver, administrator, liquidator or other officer having similar powers over its property, or (vi) is deemed for the purposes of any applicable law to be unable to pay its debts as they fall due; or

(b) a court of competent jurisdiction enters an order or decree (which order or decree remains unstayed and in effect for more than 60 consecutive days) under any Bankruptcy Law that: (i) is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case, application, petition or other proceeding; (ii) appoints a custodian, receiver, receiver-manager, administrative receiver, administrator, liquidator, or other similar officer of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation, administration or receivership of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary;

(8) failure by the Issuer or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid or discharged, and there shall be any period of 60 consecutive days following entry of such final judgment or decree during which a stay of enforcement of such final judgment or decree, by reason of pending appeal or otherwise, shall not be in effect; or

(9) as long as Security Documents have not been otherwise terminated in accordance with their terms and the Collateral as a whole has not been released from the Note Liens in accordance with the terms thereof, with respect to Collateral having a Fair Market Value in excess of $5.0 million individually or in the aggregate, the security interests under any Security Document or any Note Lien purported to be created or granted thereby is held in any judicial proceeding to be unenforceable or invalid, in whole or part, or ceases for any reason (other than pursuant to a release that is delivered or becomes effective as set forth in this Indenture or any Security Documents) to be fully enforceable and perfected.

However, a default under clause (4) or clause (5) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes notify the Issuer in writing and, in the case of a notice given by the Holders, the Trustee of the default and the Issuer does not cure such default within the time specified in clause (4) or clause (5), respectively, of this paragraph after receipt of such notice.

Section 6.2 Acceleration.

(a) If an Event of Default (other than an Event of Default described in clause (7) of Section 6.1 above) occurs and is continuing, the Trustee may in its sole discretion or upon request of the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Trustee, shall on behalf of the Holders, by notice to the Issuer, declare the principal of and accrued and unpaid interest on all the Notes to be due and payable. If an Event of Default described in clause (7) of Section 6.1 above occurs and is continuing, the principal of and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Collateral Agent, acting at the instruction of the Holders of a majority in principal amount of the Notes, in accordance with the provisions of this Indenture, the Security Documents and the Intercreditor Agreement, will determine the time and method by which the security interests in the Collateral will be enforced and, if applicable, will distribute proceeds (after payment of the costs of enforcement and Collateral administration) of the Collateral received by it under the Security Documents for the ratable benefit of the Holders of the Notes. The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

(b) If the Notes are accelerated or otherwise become due prior to the Maturity Date as a result of an Event of Default, the principal of and the accrued and unpaid interest on the Notes shall be due and payable.

Section 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee, subject to the provisions of this Indenture and the Intercreditor Agreement, may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4 Waiver of Past Defaults. At any time prior to the declaration of acceleration of the Notes, the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.1(1) or (2) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.2. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This Section 6.4 shall be in lieu of § 316(a)(1)(B) of the TIA and such § 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 6.5 Control by Majority. Holders may not enforce this Indenture or the Notes except as provided in this Article VI and under the TIA. The Holders of a majority in aggregate principal amount of the then outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee reasonably determines may be unduly prejudicial to the rights of any other Holder, or (c) that may expose the Trustee to personal liability for which reasonable indemnity provided to the Trustee against such liability shall be deemed inadequate by the Trustee; provided, further, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction or this Indenture. This Section 6.5 shall be in lieu of § 316(a)(1)(A) of the TIA, and such § 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 6.6 Limitation on Suits. Subject to the provisions of this Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity satisfactory to it or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Note Obligations unless (and subject to the provisions of the Intercreditor Agreement):

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the outstanding Notes have not waived such Event of Default or otherwise given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over other Holders.

Section 6.7 Right of Holders To Receive Payment. Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of and interest on such Note, on or after the respective due dates expressed or provided for in such Note, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.8 Collection Suit by Trustee. If an Event of Default specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer, or any other obligor on the Notes for the whole amount of the principal of and accrued interest remaining unpaid thereon, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents, counsel, accountants and experts) and the Holders allowed in any judicial proceedings relative to the Issuer or Restricted Subsidiaries (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article VI it shall pay out such money in the following order, all such pay outs being in accordance with the provisions of the Intercreditor Agreement:

First: to the Trustee for amounts due under Section 7.7;

Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: to Holders for the principal amounts owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for the principal; and

Fourth: the balance, if any, to the Issuer.

The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.7, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

Section 6.12 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions under this Indenture, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13 Intercreditor Agreement. For the avoidance of doubt, all exercises of remedies by the Trustee pursuant to this Article VI and any actions by the Issuer with respect to the Collateral securing the Note Obligations shall be subject to the terms of any Intercreditor Agreement in existence at the time.

ARTICLE VII

TRUSTEE

Section 7.1 Duties of Trustee.

(a) If an Event of Default has occurred, of which the Trustee is deemed to have notice, and is continuing, the Trustee may exercise such of the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee. The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.4 or 6.5.

(d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Indenture or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.1 and Section 7.2.

(f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Issuer. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.2 Rights of Trustee. Subject to Section 7.1:

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person or Persons or to have been prepared and furnished pursuant to any of the provisions of this Indenture; and the Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officer’s Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such advice or such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through attorneys, agents, custodians or nominees and shall not be responsible for the misconduct or negligence of any attorney, agent, custodian or nominee appointed with due care.

(d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Issuer, to examine the books, records, and premises of the Issuer, personally or by agent or attorney and to consult with the officers and representatives of the Issuer, including the Issuer’s accountants and attorneys.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(g) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties under this Indenture.

(h) Delivery of reports, information and other documents to the Trustee under Section 4.8 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(i) Other than a consent revoked in accordance with Section 9.4, any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is a Holder shall be conclusive and binding upon every subsequent Holder of a Note or portion of a Note that evidences the same debt as the requesting or consenting Holder’s Note.

Section 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, any of its respective Subsidiaries, or its respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

Section 7.4 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, and it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or the Notes other than the Trustee’s certificate of authentication.

Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders and not in its individual capacity and all persons, including without limitation the Holders and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

Section 7.5 Notice of Default. If a Default or an Event of Default occurs and is continuing, of which the Trustee is deemed to have notice, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after it occurs and becomes known to the Trustee. Except in the case of a Default or an Event of Default in payment of principal of or interest on any Note, including an accelerated payment, a Default in payment on the Change of Control Payment Date pursuant to a Change of Control Offer or pursuant to an Asset Disposition Offer and a Default in compliance with Article VI hereof, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. The foregoing sentence of this Section 7.5 shall be in lieu of the proviso to § 315(b) of the TIA and such proviso to § 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 7.6 Reports by Trustee to Holders. Within 60 days after May 15 of each year beginning with May 15, 2012 and for so long as Notes remain outstanding, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), (c) and (d).

A copy of each report at the time of its mailing to Holders shall be mailed to the Issuer.

The Issuer shall promptly notify the Trustee if the Notes become listed on any stock exchange and the Trustee shall comply with TIA § 313(d).

Section 7.7 Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its services as has been agreed to in writing signed by the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents, counsel, accountants and experts.

The Issuer shall indemnify each of the Trustee (or any predecessor Trustee) and its agents, employees, shareholders, Affiliates and directors and officers for, and hold them each harmless against, any and all loss, liability, damage, claim or expense (including reasonable fees and expenses of counsel), including taxes (other than taxes based on the income of the Trustee) incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this Indenture including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties under this Indenture. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity. At the Trustee’s sole discretion, the Issuer shall defend the claim and the Trustee shall cooperate and may participate in the defense; provided, however, that any settlement of a claim shall be approved in writing by the Trustee if such settlement would result in an admission of liability by the Trustee or if such settlement would not be accompanied by a full release of the Trustee for all liability arising out of the events giving rise to such claim. Alternatively, the Trustee may at its option have separate counsel of its own choosing and the Issuer shall pay the reasonable fees and expenses of such counsel.

To secure the Issuer’s payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

When the Trustee incurs expenses or renders services after an Event of Default specified in clause (7) of Section 6.1 occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

The provisions of this Section 7.7 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

Section 7.8 Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee and appoint a successor Trustee with the Issuer’s consent, by so notifying the Issuer and the Trustee. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Issuer shall mail notice of such successor Trustee’s appointment to each Holder.

If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may, at the expense of the Issuer, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding any resignation or replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible under this Indenture, be the successor Trustee; provided, however, that such corporation shall be otherwise qualified and eligible under this Article VII.

Section 7.10 Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), (2) and (5). The Trustee (or, in the case of a Trustee that is a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $150.0 million as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. The provisions of TIA § 310 shall apply to the Issuer, as obligor of the Notes.

Section 7.11 Preferential Collection of Claims Against the Issuer. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein. The provisions of TIA § 311 shall apply to the Issuer, as obligor on the Notes.

Section 7.12 Force Majeure. In no event shall the Trustee be liable for any failure or delay in the performance of its obligations under this Indenture because of circumstances beyond the Trustee’s control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

Section 7.13 Defaults and Events of Default. The Trustee shall not be required to take notice or be deemed to have notice of any Default, except failure of the Issuer to cause to be made any of the payments required to be made to the Trustee, unless the Trustee shall be specifically notified by a writing of such Default by the Issuer or by the Holders of at least 25% in aggregate principal amount of all Notes then outstanding delivered to the Corporate Trust Office of the Trustee and, in the absence of such notice so delivered, the Trustee may conclusively assume no Default exists.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1 Termination of Issuer’s Obligations. (a) This Indenture and the other Note Documents will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes, and all Note Liens will be released, when (a) either (i) all the Notes theretofore authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the giving of a notice of redemption or otherwise and the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust solely for such purpose, cash in U.S. dollars or U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the Note Obligations with respect to the Notes not theretofore delivered to the Trustee for cancellation, for principal of and accrued interest on the Notes to the date of maturity or redemption together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (b) the Issuer has paid all other sums payable under the Note Obligations by the Issuer; and (c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuer.

(b) The Issuer may, at its option and at any time, elect to have its obligations discharged with respect to the Note Obligations and cause the release of all Note Liens (“Legal Defeasance”). Such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the Note Obligations that are represented by the outstanding Notes, and satisfied all of its Obligations with respect to the Notes, except for: (1) the rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due, (2) the Issuer’s Obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (3) the rights, powers, trust, duties and immunities of the Trustee and the Issuer’s Obligations in connection therewith and (4) the Legal Defeasance provisions of this Section 8.1. In addition, the Issuer may, at its option and at any time, elect to terminate its Note Obligations and cause the release of all Note Liens with respect to covenants contained in Sections 4.8, 4.10 through 4.15 and Article V and the operation of clauses (6), (7) (with respect to Significant Subsidiaries), (8) and (10) of Section 6.1 and the limitations described in clause (2) of Section 5.1(a) and Section 5.1(c) (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. The Issuer may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. In the event of Legal Defeasance, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. In the event of Covenant Defeasance, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect to Significant Subsidiaries), (8) or (10) of Section 6.1 or because of the failure of the Issuer to comply with clause (2) of Section 5.1(a) and Section 5.1(c).

(c) In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in United States dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default, of which the Trustee is deemed to have notice, shall have occurred and be continuing on the date of such deposit or insofar as Events of Default under Section 6.1(7)(a) or (b) from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other agreement or instrument to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuer; and

(8) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Issuer.

Section 8.2 Application of Trust Money. The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to Section 8.1, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender or U.S. Government Obligations except as it may agree in writing with the Issuer.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.1 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

Section 8.3 Repayment to the Issuer. Subject to Section 8.1, the Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest, that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein that shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to such money must look to the Issuer for payment as general creditors unless an applicable law designates another Person.

Section 8.4 Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations, in accordance with Section 8.1; provided, however, that if the Issuer has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 8.5 Acknowledgment of Discharge by Trustee. After (i) the conditions of Section 8.1 have been satisfied, (ii) the Issuer has paid or caused to be paid all other sums payable under this Indenture by the Issuer and (iii) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent referred to in clause (i) of this Section 8.5 relating to the satisfaction and discharge of this Indenture have been complied with, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s obligations under this Indenture except for those surviving obligations specified in Section 8.1, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuer.

ARTICLE IX

MODIFICATION OF THE INDENTURE

Section 9.1 Without Consent of Holders. Without the consent of any Holder, the Issuer and the Trustee may amend the Note Documents to:

(1) cure any ambiguity, omission, defect, mistake or inconsistency that does not adversely affect the Holders;

(2) provide for the assumption by a successor entity of the Note Obligations;

(3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) add guarantees or other obligors with respect to the Notes;

(5) expand the Collateral securing the Note Obligations pursuant to the Note Liens, and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein or to confirm and evidence the release, termination or discharge of any guarantee with respect to the Notes or Note Lien when such release, termination or discharge is permitted by this Indenture and the Security Documents;

(6) add to the covenants of the Issuer or a Restricted Subsidiary for the benefit of the Holders or surrender any right or power conferred upon the Issuer or a Restricted Subsidiary;

(7) make any change that does not adversely affect the rights of any Holder;

(8) comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;

(9) conform the text of this Indenture, the Notes or any other Note Document to any provision of the “Description of New Notes” under the Offering Circular to the extent that such provision in the “Description of New Notes” under the Offering Circular was intended to be a verbatim recitation of a provision of this Indenture, the Notes or any other Note Document;

(10) provide for the succession of a successor Trustee or Collateral Agent under this Indenture;

(11) provide for the accession or succession of any parties to the Note Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Notes; or

(12) provide for the release or addition of Collateral in accordance with the terms of the Note Documents.

Section 9.2 With Consent of Holders. All modifications and amendments of this Indenture, the Notes, the Intercreditor Agreement, the Security Documents and the other Note Documents (other than those permitted by Section 9.1) may be made, subject to certain exceptions, with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Such amendments may not, without the consent of the Holders of at least 75% of the aggregate principal amount of the Notes then outstanding (voting as one class), release all or substantially all of the Collateral. Furthermore, no amendment may, without the consent of each Holder of an outstanding Note affected thereby:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

(2) reduce the stated rate of or change the stated time for payment of interest on any Note;

(3) reduce the principal of or change the Stated Maturity of any Note;

(4) change the time at which any Note may be redeemed pursuant to Section 3.3 or waive any payment with respect to the redemption of Notes; provided, that solely for the avoidance of doubt, and without other implication, any purchase or repurchase of Notes (including pursuant to the covenants described in Section 4.12 and Section 4.13) shall not be deemed a redemption of Notes;

(5) make any Note payable in money other than that stated in the Note;

(6) impair the right of any Holder to receive payment of principal of and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7) make any change in the amendment or waiver provisions that require each Holder’s consent; or

(8) subordinate the Notes in right of payment to any other Indebtedness.

The consent of the Holders is not necessary under the Note Documents to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under this Indenture by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. After an amendment under this Indenture or any Security Documents becomes effective, the Issuer is required to mail to the Holders a notice briefly describing such amendment. However, failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Section 9.3 Compliance with Trust Indenture Act. Every amendment, waiver or supplement of this Indenture or the Notes shall comply with the TIA as then in effect; provided, however, that this Section 9.3 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

Section 9.4 Revocation and Effect of Consents. Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Note or portion of such Note by notice to the Trustee or the Issuer received before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officer’s Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Notes.

The Issuer may, but shall not be obligated to, fix a Record Date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Record Date shall be at least 30 days prior to the first solicitation of such consent. If a Record Date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Record Date. No such consent shall be valid or effective for more than 90 days after such Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required under this Indenture for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.

Section 9.5 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of such Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

Section 9.6 Trustee To Sign Amendments, Etc. The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. In executing such supplement or waiver the Trustee shall be entitled to receive indemnity reasonably satisfactory to it, and shall be fully protected in relying upon an Opinion of Counsel and an Officer’s Certificate of the Issuer, stating that no event of default shall occur as a result of such amendment, supplement or waiver and that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture, provided the legal counsel delivering such Opinion of Counsel may rely as to matters of fact on one or more Officer’s Certificates of the Issuer. Such Opinion of Counsel shall not be an expense of the Trustee.

ARTICLE X

INTERCREDITOR AGREEMENT

Section 10.1 Intercreditor Agreement. Each Holder, by accepting a Note, agrees that the Note Liens are subject to the terms of the Intercreditor Agreement. The Holders, by accepting a Note, hereby authorize and direct the Trustee and the Collateral Agent to enter into the Intercreditor Agreement on behalf of the Holders and agree that the Holders shall comply with the provisions of the Intercreditor Agreement applicable to them in their capacities as such to the same extent as if the Holders were parties thereto. In the event of a conflict or inconsistency between (a) the terms and provisions of this Indenture, the Security Documents, or the Notes (on the one hand) and (b) the terms and provisions of the Intercreditor Agreement (on the other hand), the terms and provisions of the Intercreditor Agreement shall govern.

ARTICLE XI

COLLATERAL

Section 11.1 Security Documents.

(a) General. The Note Obligations are secured as provided in the Security Documents and the Intercreditor Agreement. The Issuer shall make all filings

(including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) necessary to maintain (at the sole cost and expense of the Issuer) the security interest created by the Security Documents in the Collateral as a perfected second-priority security interest to the extent perfection is required by the Security Documents, subject only to Permitted Liens and terms, conditions and provisions of the Intercreditor Agreement.

(b) Mortgages and Fixture Filings on Oil and Gas Properties. With respect to any interest in certain Oil and Gas Properties and land owned in fee simple owned by the Issuer on the Issue Date or Oil and Gas Properties and land owned in fee simple acquired by the Issuer after the Issue Date:

(1) with respect to its Oil and Gas Properties and land owned in fee simple, the Issuer has delivered or will deliver to the Collateral Agent, as mortgagee or beneficiary, as applicable, fully executed counterparts of Mortgages, each dated as of the Issue Date or, if later, the date such property is pledged to secure the Note Obligations in accordance with the requirements of the Security Documents, duly executed by the Issuer, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith) as may be necessary to create a valid, perfected Lien against the properties purported to be covered thereby to secure the Note Obligations; provided, however, that no Mortgage shall be required for any Oil and Gas Property or land owned in fee simple (i) the Fair Market Value of which is less than $500,000, or (ii) (x) that is acquired by the Issuer through a Permitted Asset Swap and (y) that is held by the Issuer for less than 60 days; provided, further, that the Fair Market Value of all Oil and Gas Properties and land owned in fee simple exempted pursuant to clauses (i) and (ii) shall not exceed $5.0 million in the aggregate, and

(2) the Issuer is required to deliver to the Collateral Agent, with respect to each of the covered Oil and Gas Properties and land owned in fee simple, such filings (including UCC-1 financing statements to perfect a Lien for the benefit of the Collateral Agent to secure the Note Obligations, on the personal property situated on all or any part of the Mortgaged Property and fixture filings), along with such other documents, instruments, certificates and agreements, as reasonably required to create, evidence or perfect a valid Lien on the property subject to each such Mortgage and as the Collateral Agent and its counsel may reasonably require, including those documents, instruments, certificates and agreements listed in Section 11.12.

Section 11.2 Collateral Agent.

(a) The Collateral Agent shall have all the rights and protections provided in the Security Documents and, additionally, shall have all the rights and protections in its dealings under the Security Documents as are provided to the “Trustee” under Article VII.

(b) Subject to Section 7.1, none of the Collateral Agent, Trustee, Paying Agent, Registrar or Transfer Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, validity, perfection, priority, sufficiency, protection or enforcement of any Note Liens or any other security interest in the Collateral, or any defect or deficiency as to any such matters.

(c) Except as required or permitted by the Security Documents, the Holders, by accepting a Note, acknowledge that the Collateral Agent will not be obligated:

(1) to act upon directions purported to be delivered to it by any Person, except in accordance with the Security Documents;

(2) to foreclose upon or otherwise enforce any Note Lien; or

(3) to take any other action whatsoever with regard to any or all of the Note Liens, Security Documents or Collateral.

Section 11.3 Authorization of Actions to be Taken.

(a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Collateral Agent to execute and deliver the Intercreditor Agreement and authorizes and empowers the Collateral Agent to bind the Holders of Notes as set forth in the Security Documents to which the Collateral Agent is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

(b) The Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed to the Collateral Agent under the Security Documents to which the Trustee is a party and, subject to the terms of the Security Documents, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

(c) Subject to the provisions of Section 7.1, Section 7.2, and the Security Documents, the Trustee may (but shall not be obligated to), in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1) foreclose upon or otherwise enforce any or all of the Note Liens;

(2) enforce any of the terms of the Security Documents to which the Collateral Agent is a party; or

(3) collect and receive payment of any and all Obligations.

Subject to the Intercreditor Agreement and at the Issuer’s sole cost and expense, the Trustee is hereby authorized and empowered by each Holder of Notes (by its acceptance thereof) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Note Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Issuer’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Note Liens or be prejudicial to the interests of Holders or the Trustee.

Section 11.4 Information Regarding the Collateral.

(a) The Issuer agrees to promptly notify the Collateral Agent if any portion of the Collateral in excess of $1.5 million is physically damaged, destroyed or condemned; provided, that the foregoing shall not include damages to wells or well bores or Oil and Gas Properties incurred in the ordinary course of drilling or producing such properties in an aggregate amount of less than $5.0 million.

(b) Each year, within 120 days after the end of the preceding fiscal year, the Issuer shall deliver to the Trustee and the Collateral Agent a certificate of a responsible financial or accounting Officer setting forth the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such required information since the date of the prior annual financial statements.

(c) Any certificate or opinion required by Section 314(d) of the TIA may be made by an Officer of the Issuer, except in cases where Section 314(d) thereof requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.

(d) Notwithstanding anything to the contrary in this Indenture, the Issuer and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the TIA if they determine, in good faith based on advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the Securities and Exchange Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Section 314(d) of the TIA is inapplicable to the released Collateral.

(e) Without limiting the generality of paragraph (d) above, the Issuer may, subject to the provisions of this Indenture, among other things, without any release or consent by the Collateral Agent, conduct ordinary course activities with respect to the Collateral, including, without limitation:

(1) selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Note Liens that has become worn out, defective, obsolete or not used or useful in the business;

(2) abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Note Liens;

(3) surrendering or modifying any franchise, license or permit subject to the Note Liens that it may own or under which it may be operating;

(4) altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

(5) selling, transferring or otherwise disposing of inventory or accounts receivable in the ordinary course of business; and

(6) making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by the Note Documents.

The Issuer shall deliver to the Trustee within 30 days following the end of each six-month period (with the end of the first six-month period being the end of the current fiscal year), an Officer’s Certificate to the effect that all releases and withdrawals during the preceding six-month period (or since the Issue Date, in the case of the first such certificate) in connection with which no consent of the Collateral Agent was obtained were made in the ordinary course of the Issuer’s business and such release and the use of proceeds in connection therewith were not prohibited by this Indenture.

Section 11.5 Release of Collateral. Subject to and in accordance with the terms of the Security Documents, the Note Liens on the Collateral will be released:

(1) in whole, upon payment in full of the principal of and accrued and unpaid interest on the Notes and payment in full of all other Note Obligations that are due and payable at or prior to the time of such principal payment;

(2) in whole, upon satisfaction and discharge of this Indenture as set forth in Article VIII;

(3) in whole, upon a legal defeasance or a covenant defeasance as set forth in Article VIII;

(4) in part, as to any asset constituting Collateral that is sold or otherwise disposed of by the Issuer in transactions that are permitted under the Note Documents, including the limitations set forth under Section 4.13;

(5) as set forth under Article IX, as to property that constitutes less than all or substantially all of the Collateral, with the consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding, voting as one class (or, in the case of a release of all or substantially all of the Collateral, with the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding, voting as one class), including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes;

(6) in whole or in part, as applicable, as to any portion of the Collateral that is taken by eminent domain, condemnation or similar circumstances.

Upon compliance by the Issuer with the conditions precedent required by this Indenture and the Security Documents, the Collateral Agent shall promptly cause to be released and reconveyed to the Issuer any released Collateral. Prior to each proposed release, the Issuer must furnish to the Collateral Agent all certificates, opinions and documents required by this Indenture, the Security Documents and the TIA.

Section 11.6 Use of Collateral; Compliance with Section 314(d) of the TIA.

(a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have commenced enforcement of remedies under the Security Documents, except to the extent otherwise provided in the Security Documents, the Intercreditor Agreement or this Indenture, the Issuer will have the right (i) to remain in possession and retain exclusive control of the Collateral securing the Note Obligations (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and required to be deposited with the Collateral Agent (or any financial institution which has executed and delivered a Control Agreement) in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents and the Intercreditor Agreement), (ii) to exercise all voting and other rights with respect to the Capital Stock pledged as Collateral, (iii) to retain exclusive control over the Collateral (except as otherwise provided in the Security Documents), (iv) to freely operate the Collateral, (v) to alter or repair the Collateral, and (vi) to collect, invest and dispose of any income therefrom. Upon an Event of Default that has occurred and is continuing, to the extent permitted by law and after notice by the Trustee to the Issuer, these rights will cease, and the Trustee will be entitled to foreclose upon and sell the Collateral or any part thereof and otherwise exercise remedies in respect thereof, in each case, solely as provided in the Security Documents and the Intercreditor Agreement.

(b) After qualification of this Indenture pursuant to the TIA, the Issuer shall comply with TIA § 314(d). Any certificate or opinion required by TIA § 314(d)

may be made by an officer of the Issuer except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent appraiser or other expert selected by the Issuer and reasonably satisfactory to the Trustee.

(c) Notwithstanding anything to the contrary in Section 11.6(b), the Issuer will not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA § 314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to released Collateral (including, without limitation, certain no-action letters issued by the SEC that have permitted an indenture qualified under the TIA to contain provisions permitting the release of collateral from Liens under an indenture in the ordinary course of an issuer’s business without requiring the issuer to provide certificates and other documents under TIA § 314(d)).

Section 11.7 Maintenance of Collateral.

This Indenture and/or the Security Documents provide that, except as permitted under such documents, the Issuer will:

(i) maintain, develop and operate the interests being mortgaged in a good and workmanlike manner, except where such failure to comply would not have a material adverse effect on the Collateral taken as a whole;

(ii) comply with all contracts and agreements applicable to or relating to the Mortgaged Property or the production and sale of Hydrocarbons therefrom, except to the extent a failure to so comply would not have a material adverse effect on the Collateral taken as a whole;

(iii) maintain, preserve and keep all operating equipment used with respect to the Mortgaged Property in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained, except where such failure to so act would not have a material adverse effect on the Collateral taken as a whole;

(iv) cause the Mortgaged Property to be kept free and clear of all Liens other than Permitted Liens;

(v) keep adequately insured by insurers of recognized responsibility, all of the Mortgaged Property of an insurable nature and of a character usually insured by Persons engaged in the same or similar business, against all risks customarily insured against by such Persons; and

(vi) not sell, lease, transfer, abandon or otherwise dispose of any portion of the Mortgaged Property or any of the Issuer’s rights, titles or interests therein or thereto, except as specifically permitted in this Indenture.

Section 11.8 Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Issuer with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or of any officer or officers thereof required by the provisions of this Article XI; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.

Section 11.9 Voting. In connection with any matter under the Security Documents requiring a vote of holders of Secured Obligations (as defined in the Security Documents), the holders of such Secured Obligations shall be treated as a single class and the Holders shall cast their votes in accordance with this Indenture. The amount of the Notes to be voted by the Holders will equal the aggregate outstanding principal amount of the Notes. Following and in accordance with the outcome of the applicable vote under this Indenture, the Trustee shall vote the total amount of the Notes as a block in respect of any vote under the Security Documents.

Section 11.10 Collateral Proceeds Account.

(a) Establishment of Collateral Proceeds Account. No later than the first date following the Issue Date on which the Issuer receives any Net Proceeds that are expressly required pursuant to the provisions of Section 4.13 to be deposited into the Collateral Proceeds Account, there shall be established and, at all times thereafter until this Indenture shall have terminated, there shall be maintained with the Collateral Agent the Collateral Proceeds Account. The Collateral Proceeds Account shall be established and maintained by the Collateral Agent at the office of the Collateral Agent. For the avoidance of doubt, no other deposit account or securities account shall be, or shall be deemed to be, the Collateral Proceeds Account, and for purposes of this Indenture, “Trust Monies” shall include only Net Proceeds required to be deposited into the Collateral Proceeds Account pursuant to the terms of Section 4.13, amounts deposited in the Collateral Proceeds Account in accordance with the Security Documents and any investment return in respect thereof received by the Collateral Agent. The Issuer shall cause all Net Proceeds expressly required by Section 4.13 to be deposited into the Collateral Proceeds Account to be so deposited in the Collateral Proceeds Account and any such Trust Monies shall be held by and under the dominion and control of the Collateral Agent for its benefit and for the benefit of the Secured Parties (as defined in the Security Documents) as a part of the Collateral until released in accordance with this Article XI.

(b) Withdrawal of Net Proceeds in Connection with Permitted Applications. To the extent that any Trust Monies consist of Net Proceeds of an Asset Sale or Casualty or Condemnation Event, such Trust Monies may be withdrawn by the Issuer and shall be paid by the Collateral Agent (upon the direction of the Trustee) to reimburse the Issuer for expenditures made, or to pay costs to be incurred, by the Issuer in connection with any application of such Net Proceeds permitted by Section 4.13, upon receipt by the Trustee and the Collateral Agent of an Officer’s Certificate, to the effect that:

(i) such Trust Monies have been (or will be within 60 days of the requested date of release) applied as permitted by Section 4.13; and

(ii) to the extent required by Section 4.13 the Issuer has taken (or will take not later than 60 days following the application of such Net Proceeds) all steps, if any, required by the Security Documents in order to grant and/or perfect the security interest of the Collateral Agent in any assets in which such Net Proceeds have been reinvested (which Officer’s Certificate shall attach copies of (or forms of) any additional Security Documents or amendments thereto or filings thereunder, if any, required to comply with the Security Documents and Section 4.13).

Upon compliance with the foregoing provisions of this Section 11.10, the Collateral Agent shall, upon receipt of a written request by the Issuer (which may be contained in the Officer’s Certificate), pay an amount of Trust Monies equal to the amount specified in the Officer’s Certificate required by this Section 11.10(b) as directed by the Issuer.

(c) Withdrawal of Net Cash Proceeds to Fund a Net Proceeds Offer or Release Following a Net Proceeds Offer. To the extent that any Trust Monies consist of Net Proceeds received by the Collateral Agent pursuant to the provisions of Section 4.13 and a Net Proceeds Offer has been made in accordance therewith, such Trust Monies may be withdrawn by the Issuer and shall be paid by the Collateral Agent to the Paying Agent for application in accordance with Section 4.13 upon receipt by the Trustee and the Collateral Agent of an Officer’s Certificate, dated not more than ten (10) days prior to the Purchase Date, setting forth the amount of Excess Proceeds, as applicable, subject to the Net Proceeds Offer and the date on which Notes and Permitted Additional Pari Passu Obligations are to be purchased, and to the effect that:

(i) (x) such Trust Monies constitute Net Proceeds and (y) pursuant to and in accordance with Section 4.13, the Issuer has made a Net Proceeds Offer; and

(ii) all conditions precedent and covenants herein provided for such application of Trust Monies have been satisfied.

Upon compliance with the foregoing provisions of this Section 11.10(c), the Collateral Agent shall apply the Trust Monies as directed and specified by the Issuer,

subject to Section 4.13 (including to return to the Issuer any such amount of Excess Proceeds that are subject to the Net Proceeds Offer and that are not required to be applied to the purchase of Notes or Permitted Additional Pari Passu Obligations pursuant to Section 4.13).

(d) Investment of Trust Monies. So long as no Default or Event of Default shall have occurred and be continuing, all or any part of any Trust Monies held by (or held in an account subject to the sole control of) the Collateral Agent shall from time to time be invested or reinvested by the Collateral Agent in any Cash Equivalents pursuant to a written request by the Issuer in the form of an Officer’s Certificate, which shall specify the Cash Equivalents in which such Trust Monies shall be invested and shall certify that such investments constitute Cash Equivalents; and the Collateral Agent shall sell any such Cash Equivalent only upon receipt of such a written request by the Issuer specifying the particular Cash Equivalent to be sold, unless otherwise required under the Security Documents. So long as no Default or Event of Default occurs and is continuing, any interest or dividends accrued, earned or paid on such Cash Equivalents (in excess of any accrued interest or dividends paid at the time of purchase) that may be received by the Collateral Agent shall be forthwith paid to the Issuer. Such Cash Equivalents shall be held by the Collateral Agent as a part of the Collateral, subject to the same provisions hereof as the cash used by it to purchase such Cash Equivalents.

The Trustee and Collateral Agent shall not be liable or responsible for any loss, fee, tax or other charge resulting from such investments, reinvestments or sales except only for their own negligent action, their own negligent failure to act or their own willful misconduct in complying with this Section 11.10.

(e) Application of Other Trust Monies. The Collateral Agent shall return all Trust Monies to the Issuer upon any Legal Defeasance or Covenant Defeasance under Section 8.1 or satisfaction and discharge of this Indenture under Article VIII. The Collateral Agent shall have all rights and remedies with respect to the Collateral Proceeds Account and any Trust Monies as provided in the Security Documents.

Section 11.11 Appointment and Authorization of U.S. Bank as Collateral Agent.

(1) U.S. Bank National Association is hereby designated and appointed as the Collateral Agent of the Holders under the Security Documents, and is authorized as the Collateral Agent for such Holders to execute and enter into each of the Security Documents and all other instruments relating to the Security Documents and (i) to take action and exercise such powers and remedies as are expressly required or permitted hereunder and under the Security Documents and all instruments relating hereto and thereto and (ii) to exercise such powers and perform such duties as are, in each case, expressly delegated to the Collateral Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental hereto and thereto.

(2) Notwithstanding any provision to the contrary elsewhere in this Indenture or the Security Documents, the Collateral Agent shall not have (i) any duties or responsibilities except those expressly set forth herein or therein or (ii) any fiduciary relationship with any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or any Security Document or otherwise exist against the Collateral Agent.

(3) The Collateral Agent may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder or under the Security Documents in good faith and in accordance with the advice or opinion of such counsel.

Section 11.12 Post Closing Collateral.

(1) Real Property Collateral Documents. Within 30 days after the Issue Date, the Collateral Agent shall have received a mortgage, deed of trust, assignment of leases and rents, security documents, fixture filing and financing statement from the owner or holder of each interest in real property that is part of the Collateral, in form and substance reasonably acceptable to the Collateral Agent (each a “Mortgage”) encumbering each real property that is part of the Collateral (each a “Mortgaged Property”) in favor of the Collateral Agent for its benefit and for the benefit of the other Secured Parties (as defined in the Security Documents).

(2) Mortgages. Within 30 days after the Issue Date, the Collateral Agent shall have received fully executed counterparts of the Mortgages, which Mortgages shall cover the Mortgaged Property, together with evidence that counterparts of the Mortgages have been delivered for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create a valid and enforceable mortgage lien on each Mortgaged Property in favor of the Collateral Agent for its benefit and for the benefit of the other Secured Parties (as defined in the Security Documents), securing the Note Obligations (provided that in jurisdictions that impose mortgage recording taxes, such Mortgages shall not secure indebtedness in an amount exceeding 115% of the fair market value of such Mortgaged Property, as reasonably determined, in good faith, by the Issuer and reasonably acceptable to the Collateral Agent), subject to (i) those liens, encumbrances, hypothecations and other matters affecting title to such Mortgaged Property and found reasonably acceptable by the Collateral Agent, (ii) Permitted Liens and (iii) such other similar items as the Collateral Agent may consent to (such consent not to be unreasonably withheld) (the liens described in clauses (i) through (iii) of this sentence, collectively, the “Permitted Encumbrances”).

(3) Fixture filings. Within 30 days after the Issue Date, the Collateral Agent shall have received proper fixture filings and as-extracted collateral under the UCC in proper form for filing under the UCC in the appropriate jurisdictions in which the Mortgaged Properties are located, desirable to perfect the security interests purported to be created by the Mortgages in favor of the Collateral Agent for its benefit and for the benefit of the other Secured Parties (as defined in the Security Documents).

(4) Mortgage Opinions. Promptly after the Issue Date, the Trustee shall have received opinions required by TIA §314(b)(1) of local counsel in each jurisdiction where Mortgaged Property is located with respect to the Mortgaged Property.

(5) Insurance. Within 30 days after the Issue Date, the Collateral Agent shall have received a certificate of an insurance consultant complying with the provisions of Section 4.5(b) stating that the certificate(s) of insurance attached thereto reflect the Collateral Agent, for its benefit and the benefit of the other Secured Parties (as defined in the Security Documents), as additional insured or loss payee.

(6) Reserve Report and List of Current Mortgages. Not less than annually, the Issuer will be required to review the Reserve Report and the list of current Mortgaged Properties to ascertain whether the Mortgaged Properties represent 100% of the total PV-10 Value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 100% of such total PV-10 Value, then the Issuer is required to grant promptly to the Collateral Agent a Lien upon such additional property as necessary so that the Mortgaged Properties represent at least 100% of such total PV-10 Value (subject to Permitted Liens) as security for the Notes. In addition, in the event that the Issuer determines after the most recently completed Reserve Reports that the Issuer is not entitled to receive at least the net revenue interests of such properties set forth in the Reserve Reports from all hydrocarbons and minerals produced, saved and marketed from such properties, and proceeds thereof, solely due to defects in title discovered after the date of such Reserve Reports from title reports obtained in the ordinary course of business of the Issuer, and such difference would reduce the total PV-10 Value of all of the proved Oil and Gas Properties by more than 5% of such total PV-10 Value as set forth in the related Reserve Reports, the Issuer shall give notice promptly to the Collateral Agent of such title defects and such estimated difference.

(7) Collateral Fees and Expenses. Promptly after the Issue Date, the Collateral Agent shall have received evidence reasonably acceptable to the Collateral Agent of payment by the Issuer of all mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages referred to above.

(8) Additional Collateral. From and after the Issue Date, if the Issuer forms any new Subsidiaries of the type that would be subject to a Security Document, then the Issuer shall enter into such Security Documents as are necessary to include the applicable Capital Stock of such Subsidiary as part of the Collateral.

ARTICLE XII

MISCELLANEOUS

Section 12.1 TIA Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section 12.1 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

Section 12.2 Notices. Any notices or other communications required or permitted under this Indenture shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Issuer:

c/o GMX Resources Inc.

9400 North Broadway, Suite 600,

Oklahoma City, OK 73114

Telecopier Number: (405) 600-0711

Attn: Chief Financial Officer

if to the Trustee:

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, Texas 77056

Telecopier Number: (713) 235-9213

Attn: Corporate Trust Administration

The Issuer and the Trustee by written notice to the other may designate additional or different addresses for notices to such Person. Any notice or communication to the Issuer or the Trustee shall be deemed to have been given or made as of the date so delivered if hand delivered; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

Any notice or communication mailed to a Holder shall be mailed to him by first-class mail or other equivalent means at his address as it appears on the registration books of the Registrar ten (10) days prior to such mailing and shall be sufficiently given to him if so mailed within the time prescribed.

Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 12.3 Communications by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).

Section 12.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1) an Officer’s Certificate, in form and substance satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Issuer, if any, provided for in this Indenture relating to the proposed action have been complied with (which counsel, as to factual matters, may rely on an Officer’s Certificate).

Section 12.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.6, shall comply with TIA § 314(e) and include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

Section 12.6 Rules by Trustee, Paying Agent, Registrar. The Trustee may make reasonable rules in accordance with the Trustee’s customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 12.7 Legal Holidays. A “Legal Holiday” used with respect to a particular place of payment is a Saturday, a Sunday or a day on which commercial banking institutions in New York, New York, or Houston, Texas or at such place of payment are authorized or required by law to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.8 Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture.

Section 12.9 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 No Personal Liability. No director, officer, employee, incorporator or shareholder of the Issuer, as such, shall have any liability for any of the Issuer’s Note Obligations or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.11 Successors. All agreements of the Issuer in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12 Duplicate Originals. All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 12.13 Severability. In case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 12.14 Independence of Covenants. All covenants and agreements in this Indenture and the Notes shall be given independent effect so that if any particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 12.15 Conflict with Other Documents. In the event of a conflict between (a) this Indenture and (b) the Notes , the terms and provisions of this Indenture shall control. In the event of a conflict between (x) this Indenture and (y) any other Note Documents (other than the Intercreditor Agreement), the terms and provisions of this Indenture shall control.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

GMX RESOURCES INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[Signature Page to Indenture]

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP No.: [    ]

ISIN No.: [    ]

GMX RESOURCES INC.

SENIOR SECURED SECOND-PRIORITY NOTE DUE 2018

No. [ ]	$[ ]

GMX RESOURCES INC., an Oklahoma corporation (the “Issuer,” which term includes any successor entities), for value received promises to pay to [CEDE & CO.] or registered assigns the principal sum of [            ] Dollars on March 2, 2018.

Interest Payment Dates: March 2, June 2, September 2 and December 2, commencing March 2, 2013.

Record Dates: February 16, May 16, August 16 and November 16.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

GMX RESOURCES INC.

By:
Name:
Title:

Dated:

Certificate of Authentication

This is one of the Senior Secured Second-Priority Notes due 2018 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Date of Authentication:

(REVERSE OF SECURITY)

Senior Secured Second-Priority Note due 2018

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest. GMX RESOURCES INC. (the “Issuer”) promises to pay interest on the principal amount of this Note at the rate of 9.0% per annum, payable in arrears, either in cash or in shares of the Issuer’s Common Stock. The Issuer, in its sole discretion, may elect to pay all or any portion of an interest payment in the form of cash or shares of the Issuer’s Common Stock (including fractional shares); provided that the Issuer may only elect to pay interest in the form of shares of the Issuer’s Common Stock with respect to an Interest Payment Date that occurs prior to the second anniversary of the Issue Date. If the Issuer elects to pay all or any portion of an interest payment in the form of shares of the Issuer’s Common Stock, the number of shares of the Issuer’s Common Stock to be issued in lieu of cash shall be equal to the quotient of (a) the difference between the total amount of such interest payment and the amount of such interest payment paid in cash, divided by (b) the adjusted daily VWAP of a share of the Issuer’s Common Stock for the applicable observation period.

The “adjusted daily VWAP” means the product of the daily VWAP times 0.75.

The “daily VWAP” means, for each of the 10 consecutive trading days during the applicable observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GMXR:US” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of the Issuer’s Common Stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Issuer). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” means the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the relevant interest payment date.

A “trading day” means a day on which (i) there is no market disruption event and (ii) trading in the Issuer’s Common Stock generally occurs on the New York Stock Exchange or, if the Issuer’s Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Issuer’s Common Stock is then listed or, if the Issuer’s Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Issuer’s Common Stock is then listed or admitted for trading. If the

Issuer’s Common Stock is not so listed or admitted for trading, “trading day” means a Business Day. A “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Issuer’s Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Issuer’s Common Stock or in any options, contracts or future contracts relating to the Issuer’s Common Stock. A “scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which the Issuer’s Common Stock is listed or admitted for trading. If the Issuer’s Common Stock is not so listed or admitted for trading, “scheduled trading day” means a Business Day.

Notwithstanding the foregoing, interest on the Notes will accrue for any overdue principal of the Notes at 9.0% per annum, and any overdue installments of interest at 9.0% per annum, to the extent lawful. Any such interest on overdue installments of interest must be paid in cash; provided, however, that if paid prior to the second anniversary of the Issue Date, any such interest on overdue installments of interest may be paid in the Issuer’s sole discretion in the form of cash or shares of the Issuer’s Common Stock (including fractional shares), or a combination thereof, with the number of shares of the Issuer’s Common Stock calculated as described above.

Any election to pay interest in the form of shares of the Issuer’s Common Stock pursuant to the foregoing shall specify the interest period subject to such election and may only be made by written Notice given to the Trustee and the Holders at least 10 Business Days prior to the record date for the interest period for which such election is to be made (the issuance of a press release or the filing of a current report on Form 8-K with the SEC shall be deemed to be written notice given to the Holders).

Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the Issue Date. The Issuer will pay interest quarterly in arrears on each Interest Payment Date, commencing March 2, 2013. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

(2) Method of Payment. The Issuer shall pay interest, if any, on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”) or in shares of the Issuer’s Common Stock with respect to payment of interest to the extent permitted in Section 1 above and Section 2.17 of the Indenture. The Issuer may deliver any such interest payment to the Paying Agent or to a Holder at the Holder’s registered address.

(3) Paying Agent and Registrar. Initially, U.S. Bank National Association, (the “Trustee”) will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

(4) Indenture and Security Documents. The Issuer issued the Notes under an Indenture, dated as of [            ], 2012 (the “Indenture”), among the Issuer and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer designated as its Senior Secured Second-Priority Notes due 2018 (the “Notes”). The Notes include any Additional Notes. The Notes and any Additional Notes are treated as a single class of securities under the Indenture. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture or any other Note Document, the provisions of the Indenture shall govern and be controlling; provided, that to the extent any provision of this Note conflicts with the express provisions of the Intercreditor Agreement, if any, the provisions of such Intercreditor Agreement shall govern and be controlling. Following the Issue Date, the Notes are senior secured obligations of the Issuer. The Notes are secured by a pledge of the Collateral pursuant to the Security Documents referred to in the Indenture. The Note Liens, which secure the Notes, are subject to the terms of the Intercreditor Agreement. Each Holder, by accepting a Note, agrees that the Note Liens are subject to the terms of the Intercreditor Agreement, if any. The Holders, by accepting a Note, hereby authorize and direct the Trustee and the Collateral Agent to enter into the Intercreditor Agreement, if any, on behalf of the Holders and agree that the Holders shall comply with the provisions of the Intercreditor Agreement, if any, applicable to them in their capacities as such to the same extent as if the Holders were parties thereto. The Indenture limits the aggregate principal amount of Notes that may be issued thereunder to $60.0 million.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture, the Note Documents, the Intercreditor Agreement and the TIA for a statement of them.

(5) Redemption. Except as required under Section 4.12 or 4.13 of the Indenture, the Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Issuer may at any time and from time to time purchase Notes in the open market, in privately negotiated transactions or otherwise. The Notes will be redeemable, at the Issuer’s option, in whole or in part at any time and from time to time, upon not less than 30 nor more than 60 days’ prior notice, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on such Notes, if any, to, but not including, the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(6) Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address. Notes in denominations larger than $1,000 may be redeemed in part.

Except as set forth in the Indenture, if monies (or shares of the Issuer’s Common Stock, to the extent the Issuer validly elects to pay accrued unpaid interest in the form of shares of the Issuer’s Common Stock pursuant to Section 2.17 of the Indenture) for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Issuer defaults in the payment of such Redemption Price plus accrued interest, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest.

(7) Offers to Purchase. Sections 4.12 and 4.13 of the Indenture provide that, upon the occurrence of a Change of Control and after certain permitted Asset Dispositions, and subject to further limitations contained therein, the Issuer will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

(8) Denominations; Transfer; Exchange. The Notes are in registered form, without coupons, and in denominations of at least $1,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

(9) Persons Deemed Owners. The registered Holder of a Note shall be treated as the owner of it for all purposes.

(10) Unclaimed Money. If money for the payment of principal or interest remains unclaimed for one year, the Trustee and the Paying Agent will pay the money back to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

(11) Amendment; Supplement; Waiver. The Indenture, the Intercreditor Agreement, this Note and the other Note Documents may be modified, waived or amended as provided in Article IX of the Indenture.

(12) Defaults and Remedies. The Indenture contains various Events of Default, as provided in Section 6.1 of the Indenture, which are subject to the provisions of Article VI of the Indenture.

(13) Trustee Dealings with Issuer. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer, its respective Subsidiaries or its respective Affiliates as if it were not the Trustee.

(14) No Recourse Against Others. No partner, director, officer, employee or shareholder, as such, of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Note Documents or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15) Authentication. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

(16) Governing Law. This Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note.

(17) Abbreviations and Defined Terms. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18) CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

(19) Reference to Indenture and Other Related Documents. Reference is hereby made to the Indenture, the Security Documents, the Intercreditor Agreement and other Note Documents (copies of which are on file at the Corporate Trust Office of the Trustee) and all indentures and agreements supplemental thereto for a description of the rights thereunder of the Holders of the Notes, the nature and extent of the security therefor, the rights, duties, protections and immunities of the Trustee and the rights and obligations of the Issuer thereunder, to all the provisions of which the Holder, by acceptance hereof, assents and agrees.

The Issuer will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture, which has the text of this Note. Requests may be made to: GMX Resources Inc., 9400 North Broadway, Suite 600, Oklahoma City, OK 73114.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

(Print or type name, address and zip code and

social security or tax ID number of assignee)

and irrevocably appoint                                                                                                                       , agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:
(Sign exactly as your name appears
on the other side of this Note)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.12 or Section 4.13 of the Indenture, check the appropriate box:

Section 4.12 [      ]          Change of Control Offer

Section 4.13 [      ]          Limitation on Sales of Assets and Subsidiary Stock

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

$

Dated:
NOTICE: The signature on this
assignment must correspond with
the name as it appears upon the
face of the within Note in every
particular without alteration
or enlargement or any change
whatsoever and be guaranteed.

Signature Guarantee:

EXHIBIT B

FORM OF INTERCREDITOR AGREEMENT

[See Attached]

B-1

FORM OF INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT is dated as of September [    ], 2012, among U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”), and each collateral agent or other secured party for any Future Second Lien Indebtedness from time to time party hereto, each in its capacity as a Second Priority Agent.

WHEREAS, GMX Resources Inc. (the “Company”) (i) is party to a certain Indenture among the Company, the Guarantors, the Trustee and Collateral Agent, dated December 19, 2011, under which the Company has issued senior secured notes due 2017 (as amended, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Senior Indenture”); and (ii) is a party to certain other Senior Indenture Documents.

WHEREAS, the Company is a party to one or more Permitted Commodity Hedging Obligations under which the Company has hedged its exposure to fluctuations in commodity prices with the counterparties to the Permitted Commodity Hedging Obligations and may enter into one or more Permitted Letter of Credit Facilities.

WHEREAS, the Company (i) is contemplating entering into Future Second Lien Indebtedness, which will be subordinated to the Lien of the Senior Indenture, other Senior Indenture Documents, the Liens securing the Permitted Commodity Hedging Obligations, and Liens securing Permitted Letter of Credit Facilities, and (ii) may become a party to Second Priority Documents governing such Future Second Lien Indebtedness;

WHEREAS, pursuant to the terms of the Senior Indenture and the Senior Indenture Documents (i) the Company and any prospective Second Priority Secured Party in connection with any Future Second Lien Indebtedness shall enter into or execute a joinder to this Intercreditor Agreement, and (ii) each such Second Priority Secured Party shall agree (x) that any Obligation represented by such Future Second Lien Indebtedness will be subordinated to the rights of the Senior Noteholders and (y) to enter into this Agreement under the terms and conditions herein; and

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

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“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Closing Date” shall mean December 19, 2011.

“Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting Second Priority Collateral, including without limitation any assets in which the Collateral Agent is automatically deemed to have a Lien pursuant to the provisions of Section 2.3.

“Company” shall have the meaning set forth in the recitals, including (i) any of its successors in such capacity and (ii) the Guarantors.

“Comparable Second Priority Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any Senior Collateral Document, those Second Priority Collateral Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Collateral Agent” shall mean U.S. Bank National Association, in its capacity as collateral agent under the Senior Indenture and the other Senior Indenture Documents, together with its successors in such capacity.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of Senior Claims” shall mean, except to the extent otherwise provided in Section 5.7 below, the discharge or defeasance of the Senior Indenture in accordance with their respective terms, including without limitation, satisfaction of all of the Company’s Obligations under the Senior Indenture, the Notes and the other Senior Documents, and the payment in full in cash of all other Senior Claims; provided, that the Discharge of Senior Claims shall not be deemed to have occurred if such payments are made with the proceeds of other Senior Claims that constitute an exchange or replacement for or a refinancing of such Obligations or Senior Claims. In the event the Senior Claims are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the Senior Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Foreign Subsidiary” has the meaning assigned to that term in the Indenture.

2

“Future Second Lien Indebtedness” shall mean any secured Indebtedness or Obligations of the Company or any of its Guarantors that are to rank junior and be subordinated to the Senior Claims and are so designated as Future Second Lien Indebtedness in accordance with Section 8.21 hereof, provided that such Future Second Lien Indebtedness is permitted to be so incurred in accordance with the terms of the Senior Documents.

“Grantors” shall mean the Company, the Guarantors and, without duplication, each of the Company’s Subsidiaries, in each case, that has executed and delivered a Second Priority Collateral Document or a Senior Collateral Document and their respective successors.

“Guarantor” means Diamond Blue Drilling Co., Endeavor Pipeline Inc., any existing or future wholly-owned domestic “Subsidiary” and any “Restricted Subsidiary” (each as defined in the Senior Indenture) created or acquired by the Company after the first date on which the Notes were issued under the Senior Indenture (other than a foreign Subsidiary) that incurs any Indebtedness.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” as defined in the Senior Indenture.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” shall mean, with respect to any asset, (a) any mortgage, preferred mortgage, deed of trust, lien, notice of claim of lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Notes” shall mean (a) the senior notes due 2017 issued under the Senior Indenture and (b) any additional notes issued under the Senior Indenture by the Company, to the extent permitted by the Senior Indenture and other Senior Indenture Documents, as applicable.

“Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Grantor under any Senior Document or Second Priority Document include the obligations to pay principal, interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding,

3

whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Grantor to reimburse any amount in respect of any of the foregoing that any Senior Secured Party or Second Priority Secured Party, in its sole discretion, many elect to pay or advance on behalf of such Grantor.

“Permitted Commodity Hedging Obligations” has the meaning assigned to that term in the Senior Indenture.

“Permitted Letter of Credit Facility” has the meaning assigned to that term in the Senior Indenture.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Pledged Collateral” shall mean the Common Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code.

“Recovery” shall have the meaning set forth in Section 6.4.

“Required Noteholders” shall mean, with respect to any Senior Indenture Documents, those Senior Noteholders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such Senior Indenture Documents (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Senior Indenture Documents).

“Restricted Subsidiary” shall have the meaning set forth in the Senior Indenture.

“Second Priority Agents” shall mean each collateral agent, as applicable, in respect of any Future Second Lien Indebtedness.

“Second Priority Claims” shall mean all Obligations in respect of the Future Second Lien Indebtedness or arising under the Second Priority Documents, including all fees and expenses of applicable collateral agent(s) in respect of such Future Second Lien Indebtedness.

“Second Priority Collateral” shall mean the security interest available to a Second Priority Agent under any Second Priority Collateral Document to the extent to which any such Second Priority Secured Parties maintains a subordinate security interest to the Senior Noteholders and with respect to which a Lien is granted as security for any Second Priority Claim.

“Second Priority Collateral Documents” shall mean any agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Second Priority Claims or under which rights or remedies with respect to such Liens are at any time governed.

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“Second Priority Designated Agent” shall mean such agent, collateral agent or trustee as is designated as the “Second Priority Designated Agent” by Second Priority Secured Parties (or the Second Priority Agents, acting on their behalf) holding a majority in principal amount of the Second Priority Claims then outstanding.

“Second Priority Documents” shall mean any document or instrument evidencing or governing any Future Second Lien Indebtedness.

“Second Priority Lien” shall mean any Lien on any assets of the Company or any other Grantor securing any Second Priority Claims.

“Second Priority Secured Parties” shall mean all Persons holding any Second Priority Claims, including each Second Priority Agent and each lender or collateral agent, as applicable, in respect of any Future Second Lien Indebtedness.

“Senior Claims” shall mean all Senior Indenture Claims, all Senior Hedging Obligations, and all Obligations arising under Permitted Letter of Credit Facilities that are secured with a Lien on the Common Collateral that is expressly made pari passu with the Lien securing the Senior Indenture Claims.

“Senior Collateral” shall mean all of the assets of the Grantors, whether real, personal or mixed, with respect to which a Lien is granted as security for any Senior Claim, including but not limited to all of the “Collateral” as defined in each Senior Document and each Senior Collateral Document.

“Senior Collateral Documents” shall mean the “Security Documents” (as defined in the Senior Indenture) and any other security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Senior Claims or under which rights or remedies with respect to such Lien are at any time governed.

“Senior Documents” shall mean the Senior Indenture Documents, the Senior Hedging Documents, and the Senior LC Documents.

“Senior Hedging Document” shall mean each agreement, document or instrument providing for, evidencing or securing any Senior Hedging Obligation.

“Senior Hedging Obligation” shall mean Obligations arising under a Permitted Commodity Hedging Obligation that are secured by a Lien on the Common Collateral that is senior to or pari passu with the Lien securing the Senior Indenture Claims.

“Senior Indenture” shall have the meaning as defined in the recitals hereto.

“Senior Indenture Claims” shall mean all Obligations arising under the Senior Indenture, the Notes, the Senior Collateral Documents and any other Senior Indenture Document, whether or not such Obligations constitute Indebtedness, including, without limitation, Obligations under any agreement that is an exchange or replacement for or an extension, increase or refinancing of any other Senior Indenture Claims and all fees and expenses of the Trustee and the Collateral Agent thereunder.

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“Senior Indenture Documents” shall mean (i) the Senior Indenture, the Notes, the “Registration Rights Agreement”, the Senior Collateral Documents, the “Note Guarantees” and the other “Note Documents” (each, to the extent not defined herein, as defined in the Senior Indenture), and (ii) each other agreement, document or instrument providing for, evidencing or securing any Senior Indenture Claim, including, without limitation, any Obligation under the Senior Indenture and any other related document or instrument executed or delivered pursuant to any such document at any time or otherwise evidencing or securing any Obligation arising under any such document.

“Senior LC Documents” shall mean each agreement, document or instrument providing for, evidencing or securing any Senior LC Obligation.

“Senior LC Obligations” shall mean Obligations arising under a Permitted Letter of Credit Facility that are secured by a Lien on the Common Collateral that is senior to or pari passu with the Lien securing the Senior Indenture Claims.

“Senior LC Provider” shall mean any Person that has committed to provide to the Company or any of its Subsidiaries any letter of credit under a Permitted Letter of Credit Facility that is secured by a Lien on the Common Collateral that is senior to or pari passu with the Lien securing the Senior Indenture Claims.

“Senior Noteholders” shall mean the holders of Notes issued under the Senior Indenture.

“Senior Secured Parties” shall mean all Persons holding any Senior Claims, including the Collateral Agent, the Trustee, the Senior Noteholders, the holders of Secured Hedging Obligations, and Senior LC Providers.

“Subsidiary” shall mean any “Subsidiary” of the Company as defined in the Senior Indenture.

“Trustee” means U.S. Bank National Association, in its capacity as Trustee under the Senior Indenture.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be

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construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1. Subordination of Liens. Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Second Priority Secured Parties on the Common Collateral or of any Liens granted to the Collateral Agent or Senior Secured Parties on the Common Collateral, (ii) any provision of the UCC, any Bankruptcy Law, or any applicable law or the Second Priority Documents or the Senior Documents, (iii) whether the Collateral Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any Senior Claims now or hereafter held by or on behalf of the Collateral Agent or any Senior Noteholders or any agent therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second Priority Claims and (b) any Lien on the Common Collateral securing any Second Priority Claims now or hereafter held by or on behalf of any Second Priority Secured Parties or any agent, collateral agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Claims. All Liens on the Common Collateral securing any Senior Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Priority Claims for all purposes, whether or not such Liens securing any Senior Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2. Prohibition on Contesting Liens. Each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, and the Collateral Agent, for itself and on behalf of each Senior Secured Party in respect of which it so serves, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any Senior Claims held (or purported to be held) by or on behalf of the Collateral Agent or any of the Senior Secured Parties or any agent therefor in any Senior Collateral or (b) a Lien securing any Second Priority Claims held (or purported to be held) by or on behalf of any Second Priority Secured Party in the Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent or any Senior Secured Party to enforce this Agreement (including the priority of the Liens securing the Senior Claims as provided in Section 2.1) or any of the Senior Documents.

2.3. No New Liens. So long as the Discharge of Senior Claims has not occurred and subject to Section 6, each Second Priority Agent agrees, for itself and on behalf of each

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applicable Second Priority Secured Party, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Company or any other Grantor securing any Second Priority Claims that are not also subject to the first-priority Lien in respect of the Senior Claims under the Senior Documents. If any Second Priority Agent or any Second Priority Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral that is not also subject to the first-priority Lien in respect of the Senior Claims under the Senior Documents, then such Second Priority Agent shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such lien for the benefit of the Collateral Agent as security for the Senior Claims (subject to the lien priority and other terms hereof) and shall promptly notify each Secured Party in writing of the existence of such Lien and in any event take such actions as may be required to assign or release such Liens to the Collateral Agent (and/or each of its designee) as security for the applicable Senior Claims.

2.4. Perfection of Liens. Neither the Collateral Agent nor the other Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Agents and the Second Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Secured Parties and shall not impose on the Collateral Agent, the Second Priority Agents, the Second Priority Secured Parties or the Senior Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.5. Waiver of Marshalling. Until the Discharge of Senior Claims, each Second Priority Agent, on behalf of itself and the applicable Second Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.

SECTION 3. Enforcement.

3.1. Exercise of Remedies.

(a) So long as the Discharge of Senior Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) no Second Priority Agent or any Second Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Common Collateral or any other security in respect of any applicable Second Priority Claims, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the

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Common Collateral or any other collateral by the Collateral Agent or any other Senior Secured Party in respect of any Senior Claims, the exercise of any right by the Collateral Agent or any other Senior Secured Party (or any agent or sub-agent on their behalf) in respect of any Senior Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second Priority Agent or any Second Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral or any other collateral under the Senior Documents or otherwise in respect of Senior Claims, or (z) object to the forbearance by any Senior Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral or any other collateral in respect of Senior Claims and (ii) except as otherwise provided herein, the Collateral Agent and the other Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of any Second Priority Agent or any Second Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, each Second Priority Agent may file a proof of claim or statement of interest with respect to the applicable Second Priority Claims, (B) each Second Priority Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Claims, or the rights of either the Collateral Agent or any other Senior Secured Party to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral, (C) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, each Second Priority Agent may file any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Second Priority Agent or Second Priority Secured Party, (D) each Second Priority Agent may file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Company or any other Grantor arising under any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law; (E) each Second Priority Agent and each Second Priority Secured Party may vote on any plan of reorganization in any Insolvency or Liquidation Proceeding of the Company or any other Grantor, in each case (A) through (E) above to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement; and (F) the Second Priority Agent may take enforcement action after at least 180 days has elapsed since the later of (i) the date on which the Second Priority Agent declared the existence of any Event of Default under any Second Priority Documents and demanded the repayment of all the principal amount of any Second Priority Claims; and (ii) the date on which the Collateral Agent received notice from the Second Priority Agent of such declarations of an event of default (the “Standstill Period”), unless the Collateral Agent or the Senior Secured Parties have commenced and are diligently pursuing enforcement action with respect to all or any material portion of the Common Collateral (prompt notice of such exercise to be given to the Second Priority Agent). In exercising rights and remedies with respect to the Senior Collateral, the Collateral Agent and the Senior Secured Parties may enforce the provisions of the Senior Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent

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appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Claims has not occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that it will not take or receive any Common Collateral or other collateral or any proceeds of Common Collateral or other collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Common Collateral or other collateral in respect of the applicable Second Priority Claims. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a) above, the sole right of the Second Priority Agents and the Second Priority Secured Parties with respect to the Common Collateral or any other collateral is to hold a Lien on the Common Collateral or such other collateral in respect of the applicable Second Priority Claims pursuant to the Second Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Claims has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.1(a) above, (i) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, agrees that no Second Priority Agent or any Second Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by the Collateral Agent or Senior Secured Parties with respect to the Common Collateral or any other collateral under the Senior Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral or such other collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby waives any and all rights it or any Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Collateral Agent or Senior Secured Parties seek to enforce or collect the Senior Claims or the Liens granted in any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Collateral Agent or Senior Secured Parties is adverse to the interests of the Second Priority Secured Parties.

(d) Each Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second Priority Document shall be deemed to restrict in any way the rights and remedies of the Collateral Agent or Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Documents.

3.2. Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a) above, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that, unless and until the Discharge of Senior Claims has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral or any other collateral under any of the applicable Second Priority Documents or otherwise in respect of the applicable Second Priority Claims relating to the Common Collateral.

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3.3. Actions Upon Breach. If any Second Priority Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), this Agreement shall create an irrebuttable presumption and admission by such Second Priority Secured Party that relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Secured Parties, it being understood and agreed by each Second Priority Agent on behalf of each applicable Second Priority Secured Party that (i) the Senior Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Grantors and/or the Senior Secured Parties cannot demonstrate damage and/or can be made whole by the awarding of damages.

SECTION 4. Payments.

4.1. Application of Proceeds. So long as the Discharge of Senior Claims has not occurred, the Common Collateral and any other collateral in respect of the Second Priority Claims or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral or other collateral upon the exercise of remedies as a secured party, shall be applied by the Collateral Agent to the Senior Claims in such order as specified in the relevant Senior Documents until the Discharge of Senior Claims has occurred. Upon the Discharge of Senior Claims, subject to Section 5.7 hereof, the Collateral Agent shall deliver promptly to the Second Priority Designated Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Priority Designated Agent ratably to the Second Priority Claims in such order as specified in the Second Priority Documents.

4.2. Payments Over. Any Common Collateral or other collateral in respect of the Second Priority Claims or proceeds thereof received by any Second Priority Agent or any Second Priority Secured Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Common Collateral or such other collateral prior to the Discharge of Senior Claims shall be segregated and held in trust for the benefit of and forthwith paid over to the Collateral Agent (and/or its designees) for the benefit of the Senior Noteholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Collateral Agent is hereby individually authorized to make any such endorsements as agent for any Second Priority Agent or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

SECTION 5. Other Agreements.

5.1. Releases.

(a) If, at any time any Grantor or the holder of any Senior Claim delivers notice to each Second Priority Agent that any specified Common Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) (including for such purpose, in the case of the sale of equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is:

(A) sold, transferred or otherwise disposed of:

(i) by the owner of such Common Collateral in a transaction permitted under the Senior Documents and Second Priority Document (if any); or

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(ii) during the existence of any Event of Default under (and as defined in) the Senior Documents to the extent that the Collateral Agent has consented to such sale, transfer or disposition; or

(B) otherwise released as permitted by the terms of Senior Documents,

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second Priority Secured Parties upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing Senior Claims are released and discharged. Upon delivery to each Second Priority Agent of a notice from the Collateral Agent stating that any release of Liens securing or supporting the Senior Claims has become effective (or shall become effective upon each Second Priority Agent’s release) (whether in connection with a sale of such assets by the relevant Grantor pursuant to the preceding sentence or otherwise), each Second Priority Agent will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms.

(b) Each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Second Priority Agent or such holder or in the Collateral Agent’s own name, from time to time in the Collateral Agent’s sole discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Claims has occurred, each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral or other collateral to the repayment of Senior Claims pursuant to the Senior Documents, provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second Priority Agents or the Second Priority Secured Parties to receive proceeds in connection with the Second Priority Claims not otherwise in contravention of this Agreement.

5.2. Insurance. Unless and until the Discharge of Senior Claims has occurred, the Collateral Agent and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Documents, to adjust settlement for any insurance policy covering the Common Collateral or any other collateral in respect of the Second Priority Claims in the event of any loss thereunder and to approve any award granted in any

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condemnation or similar proceeding affecting the Common Collateral or such other collateral. Unless and until the Discharge of Senior Claims has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral or such other collateral shall be paid (a) first, prior to the occurrence of the Discharge of Senior Claims, to the Collateral Agent for the benefit of Senior Secured Parties pursuant to the terms of the Senior Documents, (b) second, after the occurrence of the Discharge of Senior Claims, to the Second Priority Agents for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Documents and (c) third, if no Second Priority Claims are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Agent or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall receive and pay such proceeds over to the Collateral Agent in accordance with the terms of Section 4.2.

5.3. Amendments to Second Priority Collateral Documents.

(a) So long as the Discharge of Senior Claims has not occurred, without the prior written consent of the Collateral Agent, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. Each Second Priority Agent agrees that each applicable Second Priority Collateral Document executed as of the date hereof shall include the following language (or language of a substantially similar effect approved by the Collateral Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [applicable Second Priority Agent for the benefit of the [Second Priority Secured Parties]] pursuant to this agreement are expressly subject and subordinate to the liens and security interests granted to U.S. Bank National Association as collateral agent (and its permitted successors), for the benefit of the secured parties referred to below, pursuant to the [Senior Collateral Documents] dated as of [            ], [            ] (as amended, amended and restated, supplemented or otherwise modified from time to time), by the Company, in favor of U.S. Bank National Association, as collateral agent for the benefit of the secured parties referred to therein, and (ii) the exercise of any right or remedy by the [applicable Second Priority Agent] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of September [            ], 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among GMX Resources Inc., the Guarantors from time to time party thereto, U.S Bank National Association in its capacity as Collateral Agent, and the [Second Priority Agents] from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that the Collateral Agent or the other Senior Secured Parties enter into any amendment, waiver or consent in respect of or replace any Senior Collateral Document for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Collateral Agent, the Senior Secured Parties, the Company or any other Grantor thereunder

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(including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second Priority Collateral Document without the consent of any Second Priority Agent or any Second Priority Secured Party and without any action by any Second Priority Agent or any Second Priority Secured Party; provided, that such amendment, waiver or consent does not materially adversely affect the rights of the Second Priority Secured Parties or the interests of the Second Priority Secured Parties in the Second Priority Collateral and not the other creditors of the Company or such Grantor, as the case may be, that have a security interest in the affected collateral in a like or similar manner (without regard to the fact that the Lien of such Senior Collateral Document is senior to the Lien of the Comparable Second Priority Collateral Document). The Collateral Agent shall give written notice of such amendment, waiver or consent to each Second Priority Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Second Priority Collateral Document as set forth in this Section 5.3(b).

(c) Anything contained herein to the contrary notwithstanding, until the Discharge of Senior Claims has occurred, no Second Priority Collateral Document shall be entered into unless the collateral covered thereby is also subject to a perfected first-priority security interest in favor of the Collateral Agent for the benefit of the Senior Secured Parties pursuant to the Senior Collateral Documents.

5.4. Rights As Unsecured Creditors. Nothing in this Agreement shall prohibit the receipt by any Second Priority Agent or any Second Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Second Priority Agent or any Second Priority Secured Party of rights or remedies in respect of Common Collateral or other collateral or (b) enforcement in contravention of this Agreement of any Lien in respect of Second Priority Claims held by any of them. In the event any Second Priority Agent or any Second Priority Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral or other collateral, such judgment or other lien shall be subordinated to the Liens securing Senior Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Claims under this Agreement. Nothing in this Agreement is intended to impair or otherwise adversely affect any rights or remedies the Collateral Agent or the Senior Secured Parties may have with respect to the Senior Collateral.

5.5. The Collateral Agent as Agent for Perfection.

(a) The Collateral Agent agrees to hold the Pledged Collateral that is part of the Common Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as agent (without any fiduciary duty) for each Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC).

(b) In the event that the Collateral Agent (or its agent or bailees) has Lien filings against any intellectual property that is part of the Common Collateral that are necessary for the

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perfection of Liens in such Common Collateral, the Collateral Agent agrees to hold such Liens as agent (without any fiduciary duty) for each Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.5.

(c) Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of Senior Claims has occurred, the Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Agents and the Second Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d) The Collateral Agent shall have no obligation whatsoever to any Second Priority Agent or any Second Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the Collateral Agent under this Section 5.5 shall be limited solely to holding any tangible Pledged Collateral as agent (without any fiduciary duty) for each Second Priority Agent for purposes of perfecting the Lien held by the Second Priority Secured Parties.

(e) The Collateral Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Priority Agent or any Second Priority Secured Party, and the Second Priority Agents and the Second Priority Secured Parties hereby waive and release the Collateral Agent from all claims and liabilities arising pursuant to the Collateral Agent’s role under this Section 5.5, as agent and agent (without any fiduciary duty) with respect to the Common Collateral.

(f) Upon the Discharge of Senior Claims, the Collateral Agent shall deliver to the Second Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and to the extent such Pledged Collateral is in the possession or control of the Collateral Agent (or its agents or bailees) together with any necessary endorsements (or otherwise allow the Second Priority Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct.

(g) Neither the Collateral Agent nor the other Senior Secured Parties shall be required to marshal any present or future collateral security for the Company’s or the Guarantors’ obligations to the Collateral Agent or the other Senior Secured Parties under the Senior Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6. Second Priority Designated Agent as Agent for Perfection.

(a) Upon the Discharge of Senior Claims, the Second Priority Designated Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as agent (without any fiduciary duty) for

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the other Second Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the applicable Second Priority Collateral Document, subject to the terms and conditions of this Section 5.6.

(b) In the event that the Second Priority Designated Agent (or its agent or bailees) has Lien filings against any intellectual property that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, upon the Discharge of Senior Indenture Claims, the Second Priority Designated Agent agrees to hold such Liens as agent (without any fiduciary duty) for the other Second Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the applicable Second Priority Collateral Document, subject to the terms and conditions of this Section 5.6.

(c) The Second Priority Designated Agent, in its capacity as agent (without any fiduciary duty), shall have no obligation whatsoever to the other Second Priority Agents or the Collateral Agent to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.6. The duties or responsibilities of the Second Priority Designated Agent under this Section 5.6 upon the Discharge of Senior Claims shall be limited solely to holding the Pledged Collateral as agent (without any fiduciary duty) for the other Second Priority Agents for purposes of perfecting the Lien held by the applicable Second Priority Secured Parties.

(d) The Second Priority Designated Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the other Second Priority Agents (or the Second Priority Secured Parties for which such other Second Priority Agents are agents) and the other Second Priority Agents hereby waive and release the Second Priority Designated Agent from all claims and liabilities arising pursuant to the Second Priority Designated Agent’s role under this Section 5.6, as agent and agent (without any fiduciary duty) with respect to the Common Collateral.

(e) In the event that the Second Priority Designated Agent shall cease to be so designated the Second Priority Designated Agent pursuant to the definition of such term, the then Second Priority Designated Agent shall deliver to the successor Second Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any), together with any necessary endorsements (or otherwise allow the successor Second Priority Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct, and such successor Second Priority Designated Agent shall perform all duties of the Second Priority Designated Agent as set forth herein.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1. Financing Issues. If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Collateral Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that it will raise no objection to, and will

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not support any objection to, and will not otherwise contest (a) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the Senior Claims under the Senior Documents are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the Liens securing the Second Priority Claims are so subordinated to Liens securing Senior Claims under this Agreement, (b) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Claims made by the Collateral Agent or any holder of Senior Claims, (c) any lawful exercise by any holder of Senior Claims of the right to credit bid Senior Claims at any sale (whether under or outside of a plan pursuant to Chapter 11 of the Bankruptcy Code) in foreclosure of Senior Collateral and the procedures employed to implement the same, (d) any other request for judicial relief made in any court by any holder of Senior Claims relating to the lawful enforcement of any Lien on Senior Collateral or (e) any motion or order relating to a sale of assets of any Grantor (including any motion or order for the submission of bids for the assets to be sold) for which the Collateral Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Claims and the Second Priority Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Senior Claims do to the Liens securing the Second Priority Claims in accordance with this Agreement.

6.2. Relief from the Automatic Stay. Until the Discharge of Senior Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral or any other collateral, without the prior written consent of the Collateral Agent and Required Noteholders.

6.3. Adequate Protection. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the Collateral Agent or Senior Secured Parties for adequate protection or (b) any objection by the Collateral Agent or Senior Secured Parties to any motion, relief, action or proceeding based on the Collateral Agent’s or the Senior Secured Parties’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then each Second Priority Agent, on behalf of itself and any applicable Second Priority Secured Party, (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the Liens securing the Second Priority Claims are subordinated to the Liens securing Senior Claims under this Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and (ii) in the event any Second Priority Agent, on behalf of itself or any applicable Second Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Priority Agent, on behalf of itself or each such Second Priority Secured Party,

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agrees that the Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the applicable Senior Claims and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Claims shall be subordinated to the Liens on such collateral securing the Senior Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Claims are subordinated to such Liens securing Senior Claims under this Agreement.

6.4. Avoidance Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the Senior Claims shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and there had not been a Discharge of Senior Claims with respect to all such recovered amounts and shall have all rights hereunder until such time as such a Discharge of Senior Claims shall have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

6.5. Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the DIP Financing of, or use of cash collateral by, any Grantor. The parties hereto expressly acknowledge that this Agreement constitutes a “subordination agreement” as defined in Section 510(a) of the Bankruptcy Code.

6.6. Waivers. Until the Discharge of Senior Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the Senior Claims for costs or expenses of preserving or disposing of any Common Collateral or other collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any Senior Noteholder of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.7. Separate Classification. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, and the Collateral Agent for itself and on behalf of the Senior Secured Parties, acknowledges and agrees that (i) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Second Priority Claims are fundamentally different from the Senior Claims and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the

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parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of post-petition interest, including any additional interest payable pursuant to the Senior Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Priority Secured Parties with respect to the Common Collateral, with each Second Priority Agent, for itself and on behalf of the Second Priority Secured Parties, hereby acknowledging and agreeing to turn over to the Collateral Agent, for itself and on behalf of the Senior Secured Parties, Common Collateral or Proceeds of such Common Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

SECTION 7. Reliance; Waivers; etc.

7.1. Reliance. The issuance of the Notes on and after Closing Date shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, acknowledges that it and the applicable Second Priority Secured Parties is not entitled to rely on any decisions made by the Collateral Agent or any Senior Secured Party in taking or not taking any action under the applicable Second Priority Document or this Agreement.

7.2. No Warranties or Liability. Neither the Collateral Agent nor any Senior Party shall have been deemed to have made any express or implied representation or warranty upon which the Second Priority Agent or the Second Priority Secured Parties may rely, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise any of their respective rights or interests under the Senior Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage any of their rights or interests under the Senior Documents without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Collateral Agent nor any Senior Secured Party shall have any duty to any Second Priority Agent or any Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Guarantor thereof (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Collateral Agent, the Senior

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Noteholders, the Second Priority Agents and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Second Priority Claims, the Senior Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3. Obligations Unconditional. All rights, interests, agreements and obligations of the Collateral Agent and the Senior Secured Parties, and the Second Priority Agents and the Second Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Documents or any Second Priority Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Documents, the Senior Collateral Documents or of any Second Priority Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Claims or Second Priority Claims or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge or release of, the Company or any other Grantor in respect of the Senior Claims, or of any Second Priority Agent or any Second Priority Secured Party in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1. Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any Second Priority Document, the provisions of this Agreement shall govern.

8.2. Continuing Nature of this Agreement; Severability. Subject to Section 6.4, this Agreement shall continue to be effective until the Discharge of Senior Claims shall have occurred or such later time as all the Obligations in respect of the Second Priority Claims shall have been paid in full. This is a continuing agreement of lien subordination and the Senior Secured Parties may continue, at any time and without notice to each Second Priority Agent or any Second Priority Secured Party, to create, increase, refinance, trade or extend Senior Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is

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prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3. Amendments; Waivers. Subject to Section 8.21 hereof, no amendment, modification or waiver of any of the provisions of this Agreement by any Second Priority Agent or the Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are adversely affected (in which case the Company shall have the right to consent to or approve any such amendment, modification or waiver).

8.4. Information Concerning Financial Condition of the Company and the Subsidiaries. Neither the Collateral Agent nor any Senior Secured Party shall have any obligation to any Second Priority Agent or any Second Priority Secured Party to keep the Second Priority Agent or any Second Priority Secured Party informed of, and the Second Priority Agents and the Second Priority Secured Parties shall not be entitled to rely on the Collateral Agent or the Senior Secured Parties with respect to, (a) the financial condition of the Company and the Subsidiaries and all endorsers, pledgors and/or guarantors of the Second Priority Claims or the Senior Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the Senior Claims. The Collateral Agent, the Senior Secured Parties, each Second Priority Agent and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Collateral Agent, any Senior Secured Party, any Second Priority Agent or any Second Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the Collateral Agent, the Senior Secured Parties, the Second Priority Agents and the Second Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5. Subrogation. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Claims has occurred.

8.6. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Claims as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Documents. Except as otherwise provided herein, each Second Priority Agent, on behalf of itself and each applicable Second

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Priority Secured Party, assents to any extension or postponement of the time of payment of the Senior Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security or Common Collateral that may at any time secure any part of the Senior Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7. Consent to Jurisdiction; Waivers. The parties hereto consent to the nonexclusive jurisdiction of any state or federal court located in New York County, New York (the “New York Courts”), and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction, except that each party hereto agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts, and (b) in any such action or proceeding brought against any Second Priority Agent or any Grantor or any Second Priority Secured Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Second Priority Secured Party from asserting or seeking the same in the New York Courts.

8.8. Notices. All notices to the Second Priority Secured Parties and the Senior Secured Parties permitted or required under this Agreement may be sent to the Trustee, the Collateral Agent or any Second Priority Agent as provided in the Senior Documents or the Second Priority Documents, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. The Collateral Agent hereby agree to promptly notify each Second Priority Agent upon payment in full in cash of all Obligations under the applicable Senior Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

8.9. Further Assurances. Each of the Second Priority Agents, on behalf of itself and each applicable Second Priority Secured Party, and the Collateral Agent, on behalf of itself and each Senior Secured Party, agrees that each of them shall take such further action and shall execute and deliver to the Collateral Agent and the Senior Secured Parties such additional documents and instruments (in recordable form, if requested) as the Collateral Agent or the Senior Secured Parties may reasonably request, to effectuate the terms of and the lien priorities contemplated by this Agreement.

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8.10. Governing Law. This Agreement shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

8.11. Binding on Successors and Assigns. This Agreement shall be binding upon the Collateral Agent, the Senior Secured Parties, the Second Priority Agents, the Second Priority Secured Parties, and their respective permitted successors and assigns.

8.12. Specific Performance. The Collateral Agent may demand specific performance of this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Collateral Agent.

8.13. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document.

8.15. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Collateral Agent represents and warrants that this Agreement is binding upon the Senior Secured Parties.

8.16. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Senior Claims and Second Priority Claims. No other Person shall have or be entitled to assert rights or benefits hereunder. Notwithstanding the foregoing, the Company is an intended beneficiary and third party beneficiary hereof with the right and power to enforce with respect to Sections 5.1, 5.3, 8.3, 8.16 and 8.21 and Article VI hereof and as otherwise provided herein.

8.17. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company, any of the Guarantors, or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

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8.18. The Collateral Agent. It is understood and agreed that U.S. Bank National Association is entering into this Agreement only in its capacity as Collateral Agent under the Senior Documents.

8.19. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Senior Indenture, the Senior Collateral Documents, any other Senior Documents or Second Priority Documents entered into in connection with the Senior Indenture, the Senior Collateral Documents, any other Senior Document or Second Priority Document or permit the Company or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Senior Indenture, the Senior Collateral Documents, or any other Senior Documents or any other Second Priority Documents, (b) change the relative priorities of the Senior Claims or the Liens granted under the Senior Documents on the Common Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Common Collateral as among such Senior Secured Parties or (d) obligate the Company or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Senior Indenture, the Senior Collateral Documents or any other Senior Document entered into in connection with the Senior Documents or any Second Priority Documents.

8.20. References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Senior Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Senior Indenture, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Senior Indenture, and (2) approved in writing by, or on behalf of, the requisite Senior Noteholders as are needed under the terms of the Senior Indenture, to approve such amendment or modification.

8.21. Joinder Requirements. The Company, without the consent of the Collateral Agent or Second Priority Agent, any Senior Secured Party or any Second Priority Secured Party, may designate additional obligations as Future Second Lien Indebtedness if the incurrence of such obligations is permitted under each of the Senior Documents, the Second Priority Documents and this Agreement. If so permitted, as a condition precedent to the effectiveness of such designation, the applicable administrative agent, trustee and/or collateral agent for such Future Second Lien Indebtedness shall execute and deliver to the Collateral Agent and Second Priority Agent, a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Collateral Agent. Notwithstanding anything to the contrary set forth in this Section 8.21 or in Section 8.3 hereof, the Collateral Agent and/or any Second Priority Agent may, and, at the request of the Company, shall, in each case, without the consent of the Collateral Agent or Second Priority Agent, any Senior Secured Party or any Second Priority Secured Party, enter into a supplemental agreement (which may take the form of an amendment, an amendment and restatement or a supplement of this Agreement) to facilitate the designation of such

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additional obligations as Future Second Lien Indebtedness. Any such amendment may, among other things, (i) add other parties holding Future Second Lien Indebtedness (or any agent or trustee therefor) to the extent such Indebtedness is not prohibited by any Senior Document or any other Second Priority Document governing Future Second Lien Indebtedness, and (ii) in the case of Future Second Lien Indebtedness, (a) establish that the Lien on the Common Collateral securing such Future Second Lien Indebtedness shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Claims and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Second Priority Claims, and (b) provide to the holders of such Future Second Lien Indebtedness (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the Collateral Agent) as are provided to the holders of Second Priority Claims under the foregoing Agreement prior to the incurrence of such Future Second Lien Indebtedness. Any such additional party, the Collateral Agent and each Second Priority Agent shall be entitled to rely on the determination of officers of the Company that such modifications do not violate the Senior Documents or any other Second Priority Document governing Future Second Lien Indebtedness if such determination is set forth in an officer’s certificate delivered to such party, the Collateral Agent and each Second Priority Agent; provided, however, that such determination will not affect whether or not the Company has complied with its undertakings in the Senior Documents, any other Second Priority Document governing Future Second Lien Indebtedness or the Second Priority Collateral Documents.

8.22. Intercreditor Agreements. Each party hereto agrees that the Senior Secured Parties (as among themselves) and the Second Priority Secured Parties (as among themselves) may each enter into further intercreditor agreements (or similar arrangements) with the Collateral Agent or Second Priority Agent governing the rights, benefits and privileges as among the Senior Secured Parties or the Second Priority Secured Parties, as the case may be, in respect of the Common Collateral, this Agreement and the other Senior Collateral Documents or Second Priority Collateral Documents, as the case may be, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as (A) the terms thereof do not violate or conflict with the provisions of this Agreement or the other Senior Collateral Documents or Second Priority Collateral Documents, as the case may be, (B) in the case of any such intercreditor agreement (or similar arrangement) affecting any Senior Secured Parties, the Collateral Agent acting on behalf of such Senior Secured Parties agrees in its sole discretion to enter into any such intercreditor agreement (or similar arrangement) and (C) in the case of any such intercreditor agreement (or similar arrangement) affecting the Senior Secured Parties holding Senior Indenture Claims under the Senior Indenture, such intercreditor agreement (or similar arrangement) is permitted under the Senior Indenture Documents. Notwithstanding the preceding clauses (B) and (C), to the extent that the Collateral Agent is not authorized pursuant to the Senior Indenture Documents to enter into any such intercreditor agreement (or similar arrangement) or does not agree to enter into such intercreditor agreement (or similar arrangement), such intercreditor agreement (or similar arrangement) shall not be binding upon the Collateral Agent but, subject to the immediately succeeding sentence, may still bind the other parties party thereto. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other Senior Collateral Document or

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Second Priority Collateral Document, and the provisions of this Agreement and the other Senior Collateral Documents and Second Priority Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION as Collateral Agent

By:
Name:
Title:

[SECOND PRIORITY PARTY]

By:
Name:
Title:

[Signature Page to the Intercreditor Agreement]

Acknowledgement of Intercreditor Agreement

The Company has read the foregoing Agreement and consents thereto. The Company agrees not to take any action that would be contrary to the provisions of the foregoing Agreement and agrees that, except as otherwise provided therein, including with respect to those provisions of which the Company is an intended third party beneficiary, no Second Priority Agent, the Collateral Agent, Senior Secured Party or Second Priority Secured Party shall have any liability to the Company for acting in accordance with the provisions of the foregoing Agreement and the Senior Documents and other collateral and Senior Collateral Documents referred to therein. The Company understands that it is not an intended beneficiary or third party beneficiary of the foregoing Agreement except that it is an intended beneficiary and third party beneficiary thereof with the right and power to enforce with respect to Sections 5.1, 5.3, 8.3, 8.16 and 8.21 and Article VI thereof and as otherwise provided therein. The Company agrees to be bound by Section 8.21 of the foregoing Agreement.

Notwithstanding anything to the contrary in the foregoing Agreement or provided herein, each of the undersigned and each party to the foregoing Agreement agree, on behalf of itself and in its capacity as agent under the foregoing Agreement, that (i) the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of the foregoing Agreement except to the extent their rights are adversely affected (in which case the Company shall have the right to consent to or approve any such amendment, modification or waiver) and (ii) upon the Company’s request in connection with a designation of additional obligations as Future Second Lien Indebtedness, the Collateral Agent and/or any Second Priority Agent shall enter into such supplemental agreements (which may each take the form of an amendment, an amendment and restatement or a supplement of the foregoing Agreement) to facilitate the designation of such additional obligations as contemplated by Section 8.21 of the foregoing Agreement as the Company may request.

Without limitation of the foregoing, the undersigned agree, at the Company’s expense, to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as any of the Company, the Collateral Agent or any Second Priority Agent may reasonably request to effectuate the terms of the foregoing Agreement.

For the purposes hereof, the address of the Company shall be as set forth in the Senior Indenture.

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1

GMX RESOURCES, INC.

By:
Name:
Title:

DIAMOND BLUE DRILLING CO.

By:
Name:
Title:

ENDEAVOR PIPELINE INC.

By:
Name:
Title:

Acknowledged and Agreed:

U.S. BANK NATIONAL ASSOCIATION as Collateral Agent

By:
Name:
Title:

[Company’s acknowledgement of the Intercreditor Agreement]